Exhibit 4.2

EXECUTION VERSION

YAMANA GOLD INC.,

as Issuer,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

and

CITIBANK, N.A.,

as Securities Administrator

INDENTURE

Dated as of June 30, 2014

YAMANA GOLD INC.

Reconciliation and tie between Trust Indenture Act of 1939
and Indenture, dated as of June 30, 2014

Trust Indenture Act Section	Indenture Section
§ 310(a)(1)	609
(a)(2)	609
(b)	608
§ 312(c)	701
§ 314(a)	704
(a)(4)	1004
(c)(1)	102
(c)(2)	102
(e)	102
§ 315(b)	602
§ 316(a)(last sentence)	101 (“Outstanding”)
(a)(1)(A)	502, 512
(a)(1)(B)	513
(b)	508
(c)	104(d)
§ 317(a)(1)	503
(a)(2)	504
(b)	1003
§ 318(a)	107

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

TABLE OF CONTENTS*

i

Section 902.	Supplemental Indentures with Consent of Holders	72

Section 903.	Execution of Supplemental Indentures	73

Section 904.	Effect of Supplemental Indentures	73

Section 905.	Conformity with Trust Indenture Act	73

Section 906.	Reference in Securities to Supplemental Indentures	74

Section 907.	Notice of Supplemental Indentures	74

ARTICLE TEN COVENANTS		74

Section 1001.	Payment of Principal, Premium, if any, and Interest	74

Section 1002.	Maintenance of Office or Agency	74

Section 1003.	Money for Securities Payments to Be Held in Trust	75

Section 1004.	Statement as to Compliance	77

Section 1005.	Payment of Taxes and Other Claims	77

Section 1006.	Corporate Existence	77

Section 1007.	Limitation on Liens	77

Section 1008.	Waiver of Certain Covenants	78

Section 1009.	Additional Amounts	79

Section 1010.	Calculation of Original Issue Discount	81

ARTICLE ELEVEN REDEMPTION OF SECURITIES		81

Section 1101.	Applicability of Article	81

Section 1102.	Election to Redeem; Notice to Trustee and Securities Administrator	81

Section 1103.	Selection by Securities Administrator of Securities to Be Redeemed	82

Section 1104.	Notice of Redemption	82

Section 1105.	Deposit of Redemption Price	83

Section 1106.	Securities Payable on Redemption Date	83

Section 1107.	Securities Redeemed in Part	84

Section 1108.	Purchase of Securities	84

Section 1109.	Tax Redemption	84

ARTICLE TWELVE SINKING FUNDS		85

Section 1201.	Applicability of Article	85

Section 1202.	Satisfaction of Sinking Fund Payments with Securities	85

Section 1203.	Redemption of Securities for Sinking Fund	86

ARTICLE THIRTEEN REPAYMENT AT OPTION OF HOLDERS		87

Section 1301.	Applicability of Article	87

Section 1302.	Notice of Repayment Date	87

Section 1303.	Deposit of Repayment Price	88

Section 1304.	Securities Payable on Repayment Date	88

Section 1305.	Securities Repaid in Part	88

ARTICLE FOURTEEN DEFEASANCE AND COVENANT DEFEASANCE		89

Section 1401.	Applicability of Article; Company Option to Effect Defeasance or Covenant Defeasance	89

Section 1402.	Defeasance and Discharge	89

Section 1403.	Covenant Defeasance	89

Section 1404.	Conditions to Defeasance or Covenant Defeasance	90

Section 1405.	Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions	92

Section 1406.	Reinstatement	93

Exhibit A	Form of Security

Note:      This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

v

INDENTURE, dated as of June 30, 2014, by and between YAMANA GOLD INC., a corporation continued under the laws of Canada (the “Company”), Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”), and Citibank, N.A., a national association, as paying agent, security registrar and authenticating agent (in such capacities, the “Securities Administrator”).

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness (the “Securities”), which may be convertible into or exchangeable for any securities of any Person (as defined below), to be issued in one or more series as in this Indenture provided.

This Indenture is subject to the provisions of the Trust Indenture Act (as defined below) that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

All things necessary to make this Indenture a legal, valid and binding agreement of the Company in accordance with its terms, have been done.

NOW THEREFORE THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders (as defined below) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101.          Definitions. The following terms, whenever used herein, shall have the following meanings for all purposes of this Indenture.

“Act”, when used with respect to any Holder, has the meaning specified in Section 105.

“Additional Amounts” has the meaning specified in Section 1009.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person appointed by the Securities Administrator to act on behalf of the Securities Administrator pursuant to Section 613 to authenticate Securities.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of the board of directors of the Company.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee and/or the Securities Administrator, as applicable.

“Business Day”, when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, means, unless otherwise specified with respect to any Securities pursuant to Section 301, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or other location are authorized or obligated by law or executive order to close.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this Indenture the Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Officer” means any one of the Chief Executive Officer, the Chief Financial Officer, the Chairman, any Deputy Chairman, the President, any Vice President, the Controller, the Treasurer or the Secretary of the Company.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by a Company Officer, and delivered to the Trustee and/or the Securities Administrator, as applicable.

“Component Currency” has the meaning specified in Section 312(h).

“Consolidated Net Tangible Assets” means the aggregate amount of assets after deducting therefrom (1) all current liabilities (excluding current maturities of long-term Indebtedness); (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles; and (3) appropriate adjustments on account of minority interests, all as set forth on the most recent consolidated balance sheet of the Company and computed in accordance with IFRS.

“Conversion Date” has the meaning specified in Section 312(d).

“Conversion Event” means the cessation of use of (i) a Foreign Currency (other than the Euro or other currency unit) both by the government of the country which issued such Currency and by a central bank or other public institution of or within the international banking community for the settlement of transactions, (ii) the Euro or (iii) any currency unit (or composite currency) other than the Euro for the purposes for which it was established.

“Corporate Trust Office” means (i) with respect to the Trustee, the designated corporate trust office of the Trustee at which at any particular time its corporate trust business may be administered, which office at the date hereof is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Capital Markets, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company), or (ii) with respect to the Securities Administrator, the designated corporate trust office of the Securities Administrator at which at any particular time its corporate trust business may be administered, which office at the date hereof (a) solely for purposes of surrender for registration of transfer or exchange or for presentation for payment or repurchase or for conversion is located at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey, Attention: Global Transaction Services — Yamana Gold Inc., and (b) for all other purposes is located at 388 Greenwich St., 14th Floor, New York, New York 10013, Attention: Global Transaction Services — Yamana Gold Inc., or such other address as the Securities Administrator may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Securities Administrator (or such other address as such successor Securities Administrator may designate from time to time by notice to the Holders and the Company).

“corporation” includes corporations, associations, companies and business trusts.

“covenant defeasance” has the meaning specified in Section 1403.

“Currency” means any currency or currencies, composite currency or currency unit or currency units, including the Euro, issued by the government of one or more countries or by any recognized confederation or association of such governments.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 307.

“defeasance” has the meaning specified in Section 1402.

“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary for such series by the Company pursuant to Section 301, which Person shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such Person. “Depositary” as used with respect to the Securities of any series shall mean the Depositary with respect to the Securities of such series.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

“Dollar Equivalent of the Currency Unit” has the meaning specified in Section 312(g).

“Dollar Equivalent of the Foreign Currency” has the meaning specified in Section 312(f).

“Election Date” has the meaning specified in Section 312(h).

“Euro” means the single currency of the participating member states from time to time of the European Union described in legislation of the European Counsel for the operation of a single unified European currency (whether known as the Euro or otherwise).

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Rate Agent” means, with respect to Securities of or within any series, unless otherwise specified with respect to any Securities pursuant to Section 301, a bank that is an owner bank of The Clearing House bank, designated pursuant to Section 313.

“Exchange Rate Officer’s Certificate” means an Officer’s Certificate setting forth (i) the applicable Market Exchange Rate and (ii) the Dollar or Foreign Currency amounts of principal (and premium, if any) and interest, if any (on an aggregate basis and on the basis of a Security having the lowest denomination principal amount determined in accordance with Section 302 in the relevant Currency), payable with respect to a Security of any series on the basis of such Market Exchange Rate.

“Foreign Currency” means any Currency other than Currency of the United States of America.

“Global Security” or “Global Securities” means a Security or Securities, as the case may be, bearing the legend prescribed in substantially the form set forth in the form of Security attached as Exhibit A hereto evidencing all or part of a series of Securities, issued to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee.

“Guarantor” means, in respect of any Securities, any Person that guarantees the payment and performance of obligations of the Company in respect of such Securities, as specified in the terms of such Securities.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board in effect from time to time or, if different and then used by us for our public financial reporting purposes in Canada, generally accepted accounting principles in Canada or the United States.

“Indebtedness” means all obligations for borrowed money represented by notes, bonds, debentures or similar evidence of indebtedness and obligations for borrowed money evidenced by credit, loan or other like agreements.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively, and shall include the terms of particular series of Securities established as contemplated by Section 301.

“Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Judgment Currency” has the meaning specified in Section 116(a).

“Lien” means any deed of trust, mortgage, charge, hypothec, assignment, pledge, lien, vendor’s privilege, vendor’s right of reclamation or other security interest or encumbrance of any kind incurred or assumed in order to secure payment of Indebtedness.

“Market Exchange Rate” means, unless otherwise specified with respect to any Securities pursuant to Section 301, (i) for any conversion involving a currency unit on the one hand and Dollars or any Foreign Currency on the other, the exchange rate between the relevant currency unit and Dollars or such Foreign Currency calculated by the method specified pursuant to Section 301 for the Securities of the relevant series, and (ii) for any conversion of Dollars into any Foreign Currency or of one Foreign Currency into Dollars or another Foreign Currency, the spot rate at noon local time in the relevant market at which, in accordance with normal banking procedures, the Dollars or Foreign Currency into which conversion is being made could be purchased with the Dollars or Foreign Currency from which conversion is being made from major banks located in either The City of New York, London or any other principal market for Dollars or such purchased Foreign Currency, in each case determined by the Exchange Rate Agent. Unless otherwise specified with respect to any Securities pursuant to Section 301, in the event of the unavailability of any of the exchange rates provided for in the foregoing clauses (i) and (ii), the Exchange Rate Agent shall use, in its sole discretion and without liability on its part, quotations from one or more major banks in The City of New York, London or another principal market for the Currency in question, or such other quotations as the Exchange Rate Agent shall deem appropriate. Unless otherwise specified by the Exchange Rate Agent, if there is more than one market for dealing in any Currency by reason of foreign exchange regulations or otherwise, the market to be used in respect of such Currency shall be that upon which a non-resident issuer of securities designated in such Currency would purchase such Currency in order to make payments in respect of such Securities.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

“Non-Recourse Debt” means Indebtedness to finance the creation, development, construction or acquisition of properties or assets and any increases in or extensions, renewals or refinancings of such Indebtedness, provided that the recourse of the lender thereof (including any agent, trustee, receiver or other Person acting on behalf of such entity) in respect of such Indebtedness is limited in all circumstances to the properties or assets created, developed, constructed or acquired in respect of which such Indebtedness has been incurred, to the capital stock and debt securities of the Restricted Subsidiary that acquires or owns such properties or assets and to the receivables, inventory, equipment, chattels, contracts, intangibles and other assets, rights or collateral connected with the properties or assets created, developed, constructed or acquired.

“Notice of Default” has the meaning specified in Section 501(a)(3).

“Officer’s Certificate” means a certificate signed by a Company Officer and delivered to the Trustee and/or the Securities Administrator, as applicable.

“Opinion of Counsel” means a written opinion of legal counsel, who may be internal counsel for the Company, and who shall be reasonably acceptable to the Trustee and/or the Securities Administrator, as applicable.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1)           Securities theretofore cancelled by the Securities Administrator or delivered to the Securities Administrator for cancellation;

(2)           Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Securities Administrator, in its capacity as paying agent, or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Securities Administrator has been made;

(3)           Securities, except to the extent provided in Sections 1402 and 1403, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Fourteen; and

(4)           Securities which have been paid pursuant to Section 307 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Securities Administrator proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that for the purpose of making the calculations required by TIA Section 313 and in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof pursuant to Section 502, (ii) the principal amount of any Security denominated in a Foreign Currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the Dollar equivalent, determined as of the date such Security is originally issued by the Company as set forth in an Exchange Rate Officer’s Certificate delivered to the Securities Administrator and the Trustee, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent as of such date of original issuance of the amount determined as provided in clause (i) above) of such Security, (iii) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Security pursuant to Section 301, and (iv) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Securities Administrator or the Trustee, as applicable, shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Securities Administrator or the Trustee, as applicable, actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee certifies to the Securities Administrator and the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

“Paying Agent” means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (or premium, if any) or interest, if any, on any Securities on behalf of the Company.

“Permitted Lien” means:

(1)           any Lien on property, shares of stock or Indebtedness of any Person existing at the time such Person becomes a Restricted Subsidiary or created, incurred, issued or assumed in connection with the acquisition of any such Person;

(2)           any Lien on any Principal Property created, incurred, issued or assumed at or prior to the time such property became a Principal Property or existing at the time of acquisition of such Principal Property by the Company or a Restricted Subsidiary, whether or not assumed by the Company or such Restricted Subsidiary; provided that no such Lien will extend to any other Principal Property of the Company or any Restricted Subsidiary;

(3)           any Lien on any Principal Property of any Restricted Subsidiary to secure Indebtedness owing by it to the Company or to another Restricted Subsidiary;

(4)           any Lien on any Principal Property of the Company to secure Indebtedness owing by it to a Restricted Subsidiary;

(5)           any Lien on any Principal Property or other assets of the Company or any Restricted Subsidiary existing on the date of this Indenture, or arising thereafter pursuant to contractual commitments entered into prior to the date of this Indenture;

(6)           any Lien on all or any part of any Principal Property (including any improvements or additions to improvements on a Principal Property), or on any shares of stock or Indebtedness of any Restricted Subsidiary directly or indirectly owning or operating such Principal Property, where such Principal Property is hereafter acquired, developed, expanded or constructed by the Company or any Subsidiary, to secure the payment of all or any part of the purchase price, cost of acquisition or any cost of development, expansion or construction of such Principal Property or of improvements or additions to improvements thereon (or to secure any Indebtedness incurred by the Company or a Subsidiary for the purpose of financing all or any part of the purchase price, cost of acquisition or cost of development, expansion or construction thereof or of improvements or additions to improvements thereon), in each case including interest thereon and fees and expenses, including premiums, associated therewith, created prior to, at the time of, or within 365 days after the later of, the acquisition, development, expansion or completion of construction (including construction of improvements or additions to improvements thereon), or commencement of full operation of such Principal Property; provided that no such Lien will extend to any other Principal Property of the Company or a Restricted Subsidiary other than in the case of any such construction, improvement, development, expansion or addition to improvement, all or any part of any other Principal Property on which the Principal Property so constructed, developed or expanded, or the improvement or addition to improvement, is located;

(7)           any Lien on any Principal Property or other assets of the Company or any Restricted Subsidiary created for the sole purpose of extending, renewing, altering or refunding any of the foregoing Liens; provided that the Indebtedness secured thereby will not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal, alteration or refunding, plus an amount necessary to pay fees and expenses, including premiums, related to such extensions, renewals, alterations or refundings, and that such extension, renewal, alteration or refunding Lien will be limited to all or any part of the same Principal Property and improvements and additions to improvements thereon and/or shares of stock and Indebtedness of a Restricted Subsidiary which secured the Lien extended, renewed, altered or refunded;

(8)           any Lien in connection with Indebtedness which by its terms is Non-Recourse Debt; and

(9)           any Lien on any Principal Property or on any shares of stock or Indebtedness of any Restricted Subsidiary created, incurred, issued or assumed to secure Indebtedness of the Company or any Restricted Subsidiary which would otherwise be subject to the foregoing restrictions, in an aggregate amount which, together with the aggregate principal amount of other Indebtedness secured by Liens on any Principal Property or on any shares of stock or Indebtedness of any Restricted Subsidiary then outstanding (excluding Liens permitted under the foregoing exceptions) would not then exceed 10% of Consolidated Net Tangible Assets.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” means, when used with respect to the Securities of or within any series, the place or places where the principal of (and premium, if any) and interest, if any, on such Securities are payable as specified as contemplated by Sections 301 and 1002.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Principal Property” means the interest of the Company or any Restricted Subsidiary in any (a) mineral property or (b) processing facility, building, or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, whether owned as of the date of this Indenture or thereafter acquired or constructed by the Company or any Restricted Subsidiary, the net book value of which interest, in each case, on the date as of which the determination is being made, is an amount that exceeds 7% of Consolidated Net Tangible Assets, except any such mineral property, processing facility, building or other facility or any portion thereof, together with the land upon which it is erected and fixtures comprising a part thereof, (i) acquired or constructed principally for the purpose of controlling or abating atmospheric pollutants or contaminants, or water, noise, odor or other pollution or (ii) which the Board of Directors of the Company by resolution declares is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries considered as one enterprise.  The Company or any Restricted Subsidiary shall not be deemed to have an interest in a Principal Property if such interest is not held directly by the Company or a Restricted Subsidiary.

“rate(s) of exchange” has the meaning specified in Section 116(d).

“Redemption Date”, when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

“Relevant Taxing Jurisdiction” has the meaning specified in Section 1009.

“Repayment Date” when used with respect to Securities of any series, the terms of which provide each Holder an option to require the Company to purchase or repay the Securities held by such Holder, means the date, if any, fixed for such purchase or repayment pursuant to this Indenture.

“Repayment Price” when used with respect to Securities of any series the terms of which provide each Holder an option to require the Company to purchase or repay the Securities held by such Holder, means the price, if any, at which such purchase or repayment is to be effected pursuant to this Indenture.

“Required Currency” has the meaning specified in Section 116(a).

“Responsible Officer” means, when used with respect to the Trustee or the Securities Administrator, as applicable, any officer within the corporate trust department of the Trustee or the Securities Administrator, as applicable, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee or the Securities Administrator, as applicable, who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Subsidiary” means any Subsidiary of the Company that owns or leases a Principal Property or is engaged primarily in the business of owning or holding capital stock of one or more Restricted Subsidiaries. “Restricted Subsidiary”, however, does not include (1) any Subsidiary whose primary business consists of (A) financing operations in connection with leasing and conditional sale transactions on behalf of the Company and its Subsidiaries, (B) purchasing accounts receivable or making loans secured by accounts receivable or inventory or (C) being a finance company or (2) any Subsidiary which the Board of Directors of the Company has determined by resolution does not maintain a substantial portion of its fixed assets within Canada or the United States.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture; provided, however, that if at any time there is more than one Person acting as Trustee or Securities Administrator under this Indenture, “Securities” with respect to the Indenture as to which such Person is Trustee or Securities Administrator, as applicable, shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee or Securities Administrator, as applicable.

“Securities Administrator” means the Person named as the “Securities Administrator” in the first paragraph of this Indenture until a successor Securities Administrator shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Securities Administrator” shall mean or include each Person who is then a Securities Administrator hereunder; provided, however, that if at any time there is more than one such Person, “Securities Administrator” as used with respect to the Securities of any series shall mean only the Securities Administrator with respect to Securities of that series.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 307.

“Specified Amount” has the meaning specified in Section 312(h).

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means, at any relevant time, any person of which the voting shares or other interests carrying more than 50% of the outstanding voting rights attached to all outstanding voting shares or other interests are owned, directly or indirectly, by a person and/or one or more subsidiaries of such person.

“Successor Corporation” has the meaning specified in Section 801(1).

“Taxes” has the meaning specified in Section 1009.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended and as in force at the date as of which this Indenture was executed except as provided in Section 905.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean only the Trustee with respect to Securities of that series.

“U.S. Government Obligations” has the meaning specified in Section 1404(1).

“Valuation Date” has the meaning specified in Section 312(c).

“Vice President”, when used with respect to the Company, the Securities Administrator or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

Section 102.          Interpretation. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)           the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b)           all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(d)           the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(e)           wherever the word “include,” “includes,” or “including” is used in this Indenture, it shall be deemed to be followed by the words “without limitation”.

Section 103.          Compliance Certificates and Opinions.

(a)           Except as otherwise expressly provided by this Indenture, upon any application or request by the Company to the Trustee and/or the Securities Administrator to take any action under any provision of this Indenture, the Company shall furnish to the Trustee and/or the Securities Administrator, as applicable, an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with.

(b)           Every certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 1004) shall include:

(1)           a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether, in the opinion of each such individual, such covenant or condition has been complied with.

Section 104.          Form of Documents Delivered to Trustee and/or Securities Administrator.

(a)           In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b)           Any certificate or opinion of any officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

(c)           Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 105.          Acts of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and/or the Securities Administrator, as applicable, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee, the Securities Administrator and the Company, if made in the manner provided in this Section.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee and/or the Securities Administrator, as applicable, deems sufficient.

(c)           The principal amount and serial numbers and ownership of Securities shall be proved by the Security Register.

(d)           If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding Section 316(c) of the Trust Indenture Act, such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e)           Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Securities Administrator or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 106.          Notices, etc. to the Trustee, the Securities Administrator and the Company.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)           the Trustee by any Holder or by the Company shall be deemed made upon, given, furnished to, or filed with upon receipt and shall be made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office,

(2)           the Securities Administrator by any Holder or by the Company shall be deemed made upon, given, furnished to, or filed with upon receipt and shall be made, given, furnished or filed in writing to or with the Securities Administrator at its Corporate Trust Office, or

(3)           the Company by the Trustee, the Securities Administrator or by any Holder shall be deemed made upon, given, furnished to or filed with for every purpose hereunder (unless otherwise herein expressly provided) upon receipt by the Company and shall be made, given, furnished or filed in writing and by mailing, first-class postage prepaid or by sending facsimile transmission or electronically in PDF format, to the Company addressed to it at 200 Bay Street, Suite 2200, Royal Bank Plaza, North Tower, Toronto, Ontario, M5J 2J3, Canada or at any other address previously furnished in writing to the Trustee and the Securities Administrator by the Company and if sent by facsimile transmission, addressed to the General Counsel of the Company at (416) 815-0021.

(b)           The Trustee and the Securities Administrator each agree to accept and act upon written instructions or directions pursuant to this Indenture sent by unsecured e-mail in PDF format, facsimile transmission or other similar unsecured electronic methods. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee and/or the Securities Administrator, as applicable, including the risk of the Trustee and/or the Securities Administrator, as applicable, acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 107.          Notice to Holders; Waiver.

(a)           Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or if sent through the Depositary in accordance with the procedures of the Depositary. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee and the Securities Administrator, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(b)           In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee and/or the Securities Administrator, as applicable, shall constitute a sufficient notification for every purpose hereunder.

Section 108.          Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 109.          Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 110.          Successors and Assigns. All covenants and agreements in this Indenture by the Company, the Securities Administrator and the Trustee shall bind their successors and assigns, whether so expressed or not.

Section 111.          Severability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 112.          Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 113.          Governing Law. This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

Section 114.          Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Maturity or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then payment of principal (or premium, if any) or interest, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date or Repayment Date or sinking fund payment date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be.

Section 115.          Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

(a)           By the execution and delivery of this Indenture, the Company (i) irrevocably designates and appoints, and acknowledges that it has irrevocably designated and appointed, CT Corporation System, 111 8th Avenue, 13th Floor, New York, New York 10011-5201 as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Securities or this Indenture that may be instituted in any United States federal or New York state court in The City of New York or brought under federal or state securities laws or brought by the Trustee or the Securities Administrator (whether in their individual capacities or in their capacities as Trustee or Securities Administrator hereunder (as applicable)) or, subject to Section 507, any Holder of Securities in any United States federal or New York state court in The City of New York, (ii) submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon CT Corporation System and written notice of said service to the Company (mailed or delivered to its Secretary at its principal office (which principal office on the date hereof is Royal Bank Plaza, North Tower, 200 Bay Street, Suite 2200, Toronto, ON M5J 2J3) and in the manner specified in Section 106 hereof), shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as any of the Securities shall be Outstanding or any amounts shall be payable in respect of any Securities.

(b)           The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action, suit or proceeding in any such court or any appellate court with respect thereto and irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action, suit or proceeding in any such court.

(c)           To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of them hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Securities, to the extent permitted by law.

Section 116.          Conversion of Currency. The Company covenants and agrees that the following provisions shall apply to conversion of Currency in the case of the Securities and this Indenture to the fullest extent permitted by applicable law:

(a)           (i)            If for the purposes of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “Judgment Currency”) an amount due or contingently due under the Securities of any series or this Indenture in any other currency (the “Required Currency”), then the conversion shall be made at the rate of exchange (as defined below) prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(ii)           If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company shall pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Required Currency originally due.

(b)           In the event of the winding-up of the Company at any time while any amount or damages owing under the Securities and this Indenture, or any judgment or order rendered in respect thereof, shall remain unpaid or outstanding, the Company shall indemnify and hold the Holders, the Securities Administrator and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the equivalent of the amount in the Required Currency (other than under this Subsection (b)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this Subsection (b) the final date for the filing of proofs of claim in the winding-up of the Company shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(c)           The obligations contained in Subsections (a)(ii) and (b) of this Section shall constitute separate and independent obligations of the Company from its other obligations under the Securities and this Indenture, shall give rise to separate and independent causes of action against the Company, shall apply irrespective of any waiver or extension granted by any Holder, the Securities Administrator or Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company for a liquidated sum in respect of amounts due hereunder (other than under Subsection (b) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders, the Securities Administrator or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Company or the applicable liquidator. In the case of Subsection (b) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(d)           The term “rate(s) of exchange” shall mean, if the Canadian currency is the Judgment Currency and the United States currency is the Required Currency, or vice versa, the Bank of Canada noon rate for purchases on the relevant date of the Required Currency with the Judgment Currency, as reported by Telerate on screen 3194 (or such other means of reporting the Bank of Canada noon rate as may be agreed upon by the Company, the Securities Administrator and the Trustee) and includes any premiums and costs of exchange payable.

Section 117.          No Recourse Against Others. A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. Such waiver and release shall be part of the consideration for the issue of the Securities.

Section 118.          Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. Delivery of an executed counterpart of a signature page to this Indenture by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery as a manually executed counterpart thereof and may be used in lieu of the original Indenture for all purposes.

Section 119.          U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Securities Administrator and the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Securities Administrator or the Trustee. The parties to this Indenture agree that they will provide the Trustee or the Securities Administrator, as applicable, with such information as it may request in order for the Trustee or the Securities Administrator, as applicable, to satisfy the requirements of the U.S.A. Patriot Act.

Section 120.          Waiver of Jury Trial. EACH OF THE COMPANY, THE SECURITIES ADMINISTRATOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

ARTICLE TWO

SECURITY FORMS

Section 201.          Forms Generally.

(a)           The Securities of each series shall be in substantially the form set forth in the form attached as Exhibit A hereto, or in such other form as shall be established by or pursuant to a Board Resolution of the Company or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form of Securities is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Securities Administrator at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

(b)           The Securities Administrator’s certificate of authentication on all Securities shall be in substantially the form set forth in this Article.

(c)           The definitive Securities shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Section 202.          Form of Securities Administrator’s Certificate of Authentication. Subject to Section 611, the Securities Administrator’s certificate of authentication shall be in substantially the following form:

SECURITIES ADMINISTRATOR’S CERTIFICATE OF AUTHENTICATION

Dated:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

CITIBANK, N.A., as Securities Administrator

By
Authorized Signatory

Section 203.          Securities Issuable in Global Form.

(a)           If Securities of or within a series are issuable in global form, as specified as contemplated by Section 301, then, notwithstanding clause (9) of Section 301, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities of such series from time to time endorsed thereon and that the aggregate amount of Outstanding Securities of such series represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Securities Administrator in such manner and upon written instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Securities Administrator pursuant to Section 303 or Section 304. Subject to the provisions of Section 303 and, if applicable, Section 304, the Securities Administrator shall deliver and redeliver any Global Security in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 303 or Section 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Global Security shall be in writing but need not comply with Section 103 and need not be accompanied by an Opinion of Counsel.

(b)           The provisions of the last sentence of Section 303 shall apply to any Security represented by a Global Security if such Security was never issued and sold by the Company and the Company delivers to the Securities Administrator the Global Security together with written instructions (which need not comply with Section 103 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 303.

(c)           Notwithstanding the provisions of Section 307, unless otherwise specified as contemplated by Section 301, payment of principal of (and premium, if any) and interest, if any, on any Global Security shall be made to the Person or Persons specified therein.

ARTICLE THREE

THE SECURITIES

Section 301.          Amount Unlimited; Issuable in Series.

(a)           The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

(b)           The Securities may be issued in one or more series and, except as otherwise provided in this Indenture, each such series shall be unsecured and shall rank pari passu with each other and with all other unsecured and unsubordinated Indebtedness of the Company. There shall be established in one or more Board Resolutions or pursuant to authority granted by a Board Resolution and, subject to Section 303, set forth in, or determined in the manner provided in, an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

(1)           the specific designation of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(2)           any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906, 1107 or 1305 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

(3)           the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(4)           the date or dates on which the principal of the Securities of the series is payable and the date or dates, if any, or the method by which such rate or rates shall be determined on which the Securities shall mature and the portion (if less than all of the principal amount) of the Securities to be payable upon declaration of acceleration of Maturity;

(5)           the rate or rates (which may be fixed or variable) at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, or method by which such date or dates shall be determined, the date on which payment of such interest shall commence, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on any Interest Payment Date;

(6)           the place or places, if any, where the principal of (and premium, if any) and interest, if any, on Securities of the series shall be payable and each place where the Securities may be presented for registration of transfer or exchange, where Securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable and, if different than the location specified in Section 106, the place or places where notices or demands to or upon the Company in respect of the Securities of the series and this Indenture may be served, the extent to which, or the manner in which, any interest payment or Additional Amounts on a Global Security on an Interest Payment Date, will be paid and the manner in which any principal of or premium, if any, on any Global Security will be paid;

(7)           the period or periods, if any, within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;

(8)           the obligation, if any, of the Company to redeem, repay or purchase Securities of the series pursuant to any sinking fund or analogous provisions or otherwise or at the option of a Holder thereof and the date or dates on which, the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9)           if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;

(10)         if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;

(11)         if the Securities of the series shall be issued in whole or in part in the form of one or more Global Securities, the Depositary for such Global Security or Securities;

(12)         if payment of the Securities shall be guaranteed by any other Person, the terms of any such guarantee;

(13)         whether and under what circumstances the Company shall pay Additional Amounts as contemplated by Section 1009 of the Securities of the series to any Holder (including modifications to the definition of such term) in respect of any tax, assessment or governmental charge and, if so, whether the Company shall have the option to redeem such Securities rather than pay such Additional Amounts (and the terms of any such option);

(14)         whether the amount of payments of principal of (or premium, if any) or interest, if any, on the Securities of the series may be determined with reference to an index, formula or other method (which index, formula or method may be based on one or more Currencies, commodities, equity indices or other indices), and the manner in which such amounts shall be determined;

(15)         provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrences of such events as may be specified;

(16)         the extent and manner, if any, to which payment on or in respect of the Securities of the series shall be senior or shall be subordinated to the prior payment of other liabilities and obligations of the Company;

(17)         if other than the Securities Administrator, the identity of each Security Registrar and/or Paying Agent;

(18)         if other than Dollars, the Currency or the units based on or relating to Foreign Currencies in which the Securities are denominated in which payment of the principal of (or premium, if any) or interest, if any, on the Securities of the series shall be payable, the period or periods within which (including the Election Date), and the terms and conditions upon which, the election may be made, and the time and manner of determining the exchange rate between the Currency or in which the Securities of the series shall be denominated and the particular provisions applicable thereto in accordance with, in addition to or in lieu of any of the provisions of Section 312;

(19)         the inapplicability, if any, of Sections 1402 and/or 1403 to the Securities of the series and any provisions in modification of, in addition to or in lieu of any of the provisions of Article Fourteen that shall be applicable to the Securities of the series;

(20)         any deletions from, modifications of or additions to the Events of Default or covenants (including any deletions from, modifications of or additions to Section 1008) of the Company with respect to Securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

(21)         the percentage or percentages of principal amount at which the Securities of the series shall be issued;

(22)         the designation of the initial Exchange Rate Agent, if any;

(23)         if the Securities of the series are to be convertible into or exchangeable for any securities of any Person (including the Company), the terms and conditions upon which such Securities will be so convertible or exchangeable;

(24)         any applicable Canadian and U.S. federal income tax consequences; and

(25)         any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

(c)           All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution (subject to Section 303) and set forth in such Officer’s Certificate or in any such indenture supplemental hereto.

(d)           The Company may, from time to time, without notice or consent of the Holders, create and issue additional Securities of a series so that such additional Securities may be consolidated and form a single series with the Securities of the same series initially issued by the Company and shall have the same terms as to status, redemption and otherwise as the Securities of the same series originally issued; provided that, if the additional Securities of that series are not fungible with the outstanding Securities of that series for U.S. federal income tax purposes, the additional Securities of that series will have a separate CUSIP number.

(e)           If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee and the Securities Administrator at or prior to the delivery of the Officer’s Certificate setting forth the terms of the series.

Section 302.          Denominations. The Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by Section 301. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series, shall be issuable in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Section 303.          Execution, Authentication, Delivery and Dating.

(a)           The Securities shall be executed on behalf of the Company by a Company Officer. The signature of such Company Officer on the Securities may be manual or facsimile.

(b)           Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

(c)           At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Securities Administrator for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Securities Administrator in accordance with the Company Order shall authenticate and deliver such Securities (and provide a copy of such executed and authenticated Securities to the Trustee). If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Securities Administrator shall be entitled to receive, and (subject to Sections 601 and 602) shall be fully protected in relying upon (i) (x) a copy of the resolution or resolutions of the Board of Directors in or pursuant to which the terms and form of the Securities were established, certified by a Company Officer to have been duly adopted by the Board of Directors and to be in full force and effect as of the date of such certificate, and if the terms and form of such Securities are established by an Officer’s Certificate pursuant to general authorization of the Board of Directors, such Officer’s Certificate, (y) an executed supplemental indenture, if any, and (z) an Officer’s Certificate delivered in accordance with Section 103 and (ii), an Opinion of Counsel stating,

(1)           if the form of such Securities has been established by or pursuant to Board Resolution or supplemental indenture as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;

(2)           if the terms of such Securities have been established by or pursuant to Board Resolution or supplemental indenture as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture; and

(3)           that such Securities, when authenticated and delivered by the Securities Administrator in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, shall constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(d)           The Securities Administrator shall not be required to authenticate and deliver any such Securities if the issue of such Securities pursuant to this Indenture will affect the Securities Administrator’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not acceptable to the Securities Administrator or if the Securities Administrator in good faith shall determine that such action would expose the Securities Administrator to personal liability to existing Holders

(e)           Notwithstanding the provisions of Section 301 and of the preceding paragraph, if not all the Securities of any series are to be issued at one time, it shall not be necessary to deliver the Officer’s Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to the preceding paragraph prior to or at the time of issuance of each Security of such series, but such documents shall be delivered prior to or at the time of issuance of the first Security of such series.

(f)            Each Security shall be dated the date of its authentication.

(g)           No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Securities Administrator by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Securities Administrator for cancellation as provided in Section 310 together with a written statement (which need not comply with Section 103 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 304.          Temporary Securities.

(a)           Pending the preparation of definitive Securities of any series, the Company may execute, and upon receipt of a Company Order, the Securities Administrator shall authenticate and deliver, temporary Securities in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities. Such temporary Securities may be in global form.

(b)           If temporary Securities of any series are issued, the Company shall cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of

Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Securities Administrator shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series and of like tenor of authorized denominations. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 305.          Registration, Registration of Transfer and Exchange.

(a)           The Company shall cause to be kept at the Corporate Trust Office of the Securities Administrator a register for each series of Securities (the registers maintained in the Corporate Trust Office of the Securities Administrator and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Security Register for each series shall be open to inspection by the Trustee and the Securities Administrator. The Securities Administrator is hereby initially appointed as security registrar (the “Security Registrar”) for the purpose of registering Securities and transfers of Securities as herein provided. The Company shall have the right to remove and replace from time to time the Security Registrar for any series of Securities; provided, however, that no such removal or replacement shall be effective until a successor Security Registrar with respect to such series of Securities shall have been appointed by the Company and shall have accepted such appointment by the Company. In the event that the Securities Administrator shall not be or shall cease to be the Security Registrar with respect to a series of Securities, it shall have the right to examine the Security Register for such series at all reasonable times. There shall be only one Security Register for each series of Securities. In acting hereunder and in connection with the Securities, the Security Registrar shall act solely as an agent of the Company, and will not thereby assume any obligations towards or relationships of agency or trust for or with any Holder.

(b)           Upon surrender for registration of transfer of any Security of any series at the office or agency in a Place of Payment for that series, the Company shall execute, and the Securities Administrator shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

(c)           At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Securities Administrator shall authenticate and deliver, the Securities, which the Holder making the exchange is entitled to receive.

(d)           Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 301, any permanent Global Security shall be exchangeable only as provided in this paragraph and the two following paragraphs. If any beneficial owner of an interest in a permanent Global Security is entitled to exchange such interest for Securities of such series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by Section 301 and provided that any applicable notice provided in the permanent Global Security shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, the Company shall deliver to the Securities Administrator definitive Securities in aggregate principal amount equal to the principal amount of such beneficial owner’s interest in such permanent Global Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such permanent Global Security shall be surrendered by the Depositary for such permanent Global Security to the Securities Administrator, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge, and the Securities Administrator shall authenticate and deliver, in exchange for each portion of such permanent Global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such permanent Global Security to be exchanged which shall be in registered form, as shall be specified by the beneficial owner thereof; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities to be redeemed and ending on the relevant Redemption Date if the Security for which exchange is requested may be among those selected for redemption. If a registered Security is issued in exchange for any portion of a permanent Global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, then (in the case of clause (i)) interest or (in the case of clause (ii)) Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent Global Security is payable in accordance with the provisions of this Indenture.

(e)           If at any time the Depositary for Securities of a series notifies the Company that it is unwilling, unable or no longer qualifies to continue as Depositary for Securities of such series or if at any time the Depositary for Securities for such series shall no longer be a clearing agency registered or in good standing under the Exchange Act, the Company shall appoint a successor depositary with respect to the Securities for such series. If a successor to the Depositary for Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company’s election pursuant to Section 301 shall no longer be effective with respect to the Securities for such series and the Company will execute, and the Securities Administrator, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver replacement Securities of such series in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security or Global Securities representing such series and evidencing the same indebtedness in exchange for such Global Security or Global Securities.

(f)            If an Event of Default shall occur with respect to Securities of any series issued in the form of one or more Global Securities, the Depositary for such Securities may exchange such Global Security or Global Securities for Securities of such series in definitive registered form, in aggregate principal amount equal to the principal amount of the Global Security or Global Securities representing such series.

(g)           The Company may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Global Securities. In such event, the Company will execute, and the Securities Administrator, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver replacement Securities of such series in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security or Global Securities representing such series in exchange for such Global Security or Global Securities.

(h)           Upon the exchange of a Global Security for Securities in definitive registered form, such Global Security shall be cancelled by the Securities Administrator. Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Securities Administrator in writing. The Securities Administrator shall deliver such Securities to the Persons in whose names such Securities are so registered.

(i)            All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

(j)            Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

(k)           No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906, 1107 or 1305 not involving any transfer.

(l)            The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series and of like tenor selected for redemption under Section 1103 or 1203 and ending at the close of business on the day of such mailing, (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to issue, register the transfer of or exchange any Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

(m)          The Securities Administrator shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.  Neither the Securities Administrator nor any of its agents shall have any responsibility for any actions taken or not taken by the Depositary.

(n)           The Securities Administrator shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security).  The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary.  The Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

Section 306.          Mutilated, Destroyed, Lost and Stolen Securities.

(a)           If any mutilated Security is surrendered to the Securities Administrator, the Company shall execute and the Securities Administrator shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

(b)           If there shall be delivered to the Company and the Securities Administrator (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Securities Administrator that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its receipt of a Company Order, the Securities Administrator shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

(c)           Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

(d)           Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Securities Administrator, as applicable) connected therewith.

(e)           Every new Security of any series issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

(f)            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 307.          Payment of Principal and Interest; Interest Rights Preserved; Optional Interest Reset.

(a)           Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest, if any, on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that each installment of the principal of (and premium, if any, on) and interest, if any, on any registered Security may at the Company’s option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 308, to the address of such Person as it appears on the Security Register or (ii) wire transfer to an account located in the United States maintained by the payee (with wire transfer instructions provided to the Securities Administrator not less than 10 Business Days prior to payment of interest by wire transfer). Principal paid in relation to any Security at Maturity shall be paid to the Holder of such Security only upon presentation and surrender of such Security to any office or agency referred to in this Section 307(a).

(b)           Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such defaulted interest and, if applicable, interest on such defaulted interest (to the extent lawful) at the rate specified in the Securities of such series (such defaulted interest and, if applicable, interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)           The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner: The Company shall, not less than 30 days prior to the date of any proposed payment of Defaulted Interest, notify the Trustee and the Securities Administrator in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Securities Administrator an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Securities Administrator for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Company shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Securities Administrator of the notice of the proposed payment. The Company shall promptly notify the Securities Administrator and the Trustee of such Special Record Date and shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Holder of Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2)           The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Securities Administrator of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Securities Administrator.

(c)           Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 308.          Persons Deemed Owners.

(a)           Prior to due presentment of a Security for registration of transfer, the Company, the Trustee, the Securities Administrator, and any agent of any of the foregoing may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 307) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, nor the Securities Administrator, nor the Trustee, nor any Paying Agent, nor the Security Registrar nor any agent of the Company, the Securities Administrator or the Trustee shall be affected by notice to the contrary. All such payments so made to any Holder for the time being, or upon his order shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

(b)           None of the Company, the Securities Administrator, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Neither the Trustee nor the Securities Administrator nor any agent thereof shall have any responsibility or liability for any actions taken or not taken by the Depositary.

(c)           No holder of any beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Company, the Securities Administrator, the Trustee, and any agent of the Company, the Securities Administrator or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary as Holder of any Security.

Section 309.          Cancellation. All Securities surrendered for payment, redemption, purchase or repayment by the Company at the option of the Holder, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Securities Administrator, be delivered to the Securities Administrator. All Securities so delivered to the Securities Administrator shall be promptly cancelled by it in accordance with its customary procedures. The Company may at any time deliver to the Securities Administrator for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Securities Administrator (or to any other Person for delivery to the Securities Administrator) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Securities Administrator. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Securities Administrator for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Securities Administrator shall be disposed of in accordance with the customary procedures of the Securities Administrator.

Section 310.          Computation of Interest. Except as otherwise specified as contemplated by Section 301 with respect to any Securities of any series, interest, if any, on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 311.          CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Securities Administrator shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Securities Administrator and the Trustee in writing of any change in the “CUSIP” numbers.

Section 312.          Currency and Manner of Payments in Respect of Securities.

(a)           With respect to Securities of any series not permitting the election provided for in paragraph (b) below or the Holders of which have not made the election provided for in paragraph (b) below, payment of the principal of (and premium, if any) and interest, if any, on any Security of such series will be made in the Currency in which such Security is payable. The provisions of this Section 312 may be modified or superseded with respect to any Securities pursuant to Section 301.

(b)           It may be provided pursuant to Section 301 with respect to Securities of any series that Holders shall have the option, subject to paragraphs (d) and (e) below, to receive payments of principal of (or premium, if any) or interest, if any, on such Securities in any of the Currencies which may be designated for such election by delivering to the Securities Administrator a written election with signature guarantees and in the applicable form established pursuant to Section 301, not later than the close of business on the Election Date immediately preceding the applicable payment date. If a Holder so elects to receive such payments in any such Currency, such election will remain in effect for such Holder or any transferee of such Holder until changed by such Holder or such transferee by written notice to the Securities Administrator (but any such change must be made not later than the close of business on the Election Date immediately preceding the next payment date to be effective for the payment to be made on such payment date and no such change of election may be made with respect to payments to be made on any Security of such series with respect to which an Event of Default has occurred or with respect to which the Company has deposited funds pursuant to Article Four or Fourteen or with respect to which a notice of redemption has been given by the Company or a notice of option to elect repayment has been sent by such Holder or such transferee). Any Holder of any such Security who shall not have delivered any such election to the Securities Administrator not later than the close of business on the applicable Election Date will be paid the amount due on the applicable payment date in the relevant Currency as provided in Section 312(a). The Securities Administrator shall notify the Exchange Rate Agent as soon as practicable after the Election Date of the aggregate principal amount of Securities for which Holders have made such written election.

(c)           Unless otherwise specified pursuant to Section 301, if the election referred to in paragraph (b) above has been provided for pursuant to Section 301, then, unless otherwise specified pursuant to Section 301, not later than the fourth Business Day after the Election Date for each payment date for Registered Securities of any series, the Exchange Rate Agent will deliver to the Company a written notice specifying, in the Currency in which Registered Securities of such series are payable, the respective aggregate amounts of principal of (and premium, if any) and interest, if any, on the Securities to be paid on such payment date, specifying the amounts in such Currency so payable in respect of the Securities as to which the Holders of Securities of such series shall have elected to be paid in another Currency as provided in paragraph (b) above. If the election referred to in paragraph (b) above has been provided for pursuant to Section 301 and if at least one Holder has made such election, then, unless otherwise specified pursuant to Section 301, on the second Business Day preceding such payment date the Company will deliver to the Securities Administrator for such series of Securities an Exchange Rate Officer’s Certificate in respect of the Dollar or Foreign Currency payments to be made on such payment date. Unless otherwise specified pursuant to Section 301, the Dollar or Foreign Currency amount receivable by Holders of Securities who have elected payment in a Currency as provided in paragraph (b) above shall be determined by the Company on the basis of the applicable Market Exchange Rate in effect on the third Business Day (the “Valuation Date”) immediately preceding each payment date, and such determination shall be conclusive and binding for all purposes, absent manifest error.

(d)           If a Conversion Event occurs with respect to a Foreign Currency in which any of the Securities are denominated or payable other than pursuant to an election provided for pursuant to paragraph (b) above, then with respect to each date for the payment of principal of (and premium, if any) and interest, if any, on the applicable Securities denominated or payable in such Foreign Currency occurring after the last date on which such Foreign Currency was used (the “Conversion Date”), the Dollar shall be the Currency of payment for use on each such payment date. Unless otherwise specified pursuant to Section 301, the Dollar amount to be paid by the Company to the Securities Administrator and by the Securities Administrator or any Paying Agent to the Holders of

such Securities with respect to such payment date shall be, in the case of a Foreign Currency other than a currency unit, the Dollar Equivalent of the Foreign Currency or, in the case of a currency unit, the Dollar Equivalent of the Currency Unit, in each case as determined by the Exchange Rate Agent in the manner provided in paragraph (f) or (g) below.

(e)           Unless otherwise specified pursuant to Section 301, if the Holder of a Security denominated in any Currency shall have elected to be paid in another Currency as provided in paragraph (b) above, and a Conversion Event occurs with respect to such elected Currency, such Holder shall receive payment in the Currency in which payment would have been made in the absence of such election; and if a Conversion Event occurs with respect to the Currency in which payment would have been made in the absence of such election, such Holder shall receive payment in Dollars as provided in paragraph (d) above.

(f)            The “Dollar Equivalent of the Foreign Currency” shall be determined by the Exchange Rate Agent and shall be obtained for each subsequent payment date by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Conversion Date.

(g)           The “Dollar Equivalent of the Currency Unit” shall be determined by the Exchange Rate Agent and subject to the provisions of paragraph (h) below shall be the sum of each amount obtained by converting the Specified Amount of each Component Currency into Dollars at the Market Exchange Rate for such Component Currency on the Valuation Date with respect to each payment.

(h)           For purposes of this Section 312 the following terms shall have the following meanings:

(1)           “Component Currency” shall mean any Currency which, on the Conversion Date, was a component currency of the relevant currency unit, including, but not limited to, the Euro;

(2)           “Specified Amount” of a Component Currency shall mean the number of units of such Component Currency or fractions thereof which were represented in the relevant currency unit, including, but not limited to, the Euro, on the Conversion Date. If after the Conversion Date the official unit of any Component Currency is altered by way of combination or subdivision, the Specified Amount of such Component Currency shall be divided or multiplied in the same proportion. If after the Conversion Date two or more Component Currencies are consolidated into a single currency, the respective Specified Amounts of such Component Currencies shall be replaced by an amount in such single Currency equal to the sum of the respective Specified Amounts of such consolidated Component Currencies expressed in such single Currency, and such amount shall thereafter be a Specified Amount and such single Currency shall thereafter be a Component Currency. If after the Conversion Date any Component Currency shall be divided into two or more currencies, the Specified Amount of such Component Currency shall be replaced by amounts of such two or more currencies, having an aggregate Dollar equivalent value at the Market Exchange Rate on the date of such replacement equal to the Dollar Equivalent value of the Specified Amount of such former Component Currency at the Market Exchange Rate immediately before such division and such amounts shall thereafter be Specified Amounts and such currencies shall thereafter be Component Currencies. If, after the Conversion Date of the relevant currency unit, including, but not limited to, the Euro, a Conversion Event (other than any event referred to above in this definition of “Specified Amount”) occurs with respect to any Component Currency of such currency unit and is continuing on the applicable Valuation Date, the Specified Amount of such Component Currency shall, for purposes of calculating the Dollar Equivalent of the Currency Unit, be converted into Dollars at the Market Exchange Rate in effect on the Conversion Date of such Component Currency; and

(3)           “Election Date” shall mean the date for any series of Securities as specified pursuant to clause (14) of Section 301 by which the written election referred to in paragraph (b) above may be made.

(i)            All decisions and determinations of the Exchange Rate Agent regarding the Dollar Equivalent of the Foreign Currency, the Dollar Equivalent of the Currency Unit, the Market Exchange Rate and changes in the Specified Amounts as specified above shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the Securities Administrator, the Trustee and all Holders of such Securities denominated or payable in the relevant Currency. The Exchange Rate Agent shall promptly give written notice to the Company, the Securities Administrator and the Trustee of any such decision or determination.

(j)            In the event that the Company determines in good faith that a Conversion Event has occurred with respect to a Foreign Currency, the Company shall immediately give written notice thereof to the Securities Administrator, the Trustee and to the Exchange Rate Agent (and the Securities Administrator shall promptly thereafter give notice in the manner provided for in Section 107 to the affected Holders) specifying the Conversion Date. In the event the Company so determines that a Conversion Event has occurred with respect to the Euro or any other currency unit in which Securities are denominated or payable, the Company shall immediately give written notice thereof to the Trustee, the Securities Administrator and to the Exchange Rate Agent (and the Securities Administrator shall promptly thereafter give notice in the manner provided for in Section 107 to the affected Holders) specifying the Conversion Date and the Specified Amount of each Component Currency on the Conversion Date. In the event the Company determines in good faith that any subsequent change in any Component Currency as set forth in the definition of Specified Amount above has occurred, the Company shall similarly give written notice to the Trustee, the Securities Administrator and the Exchange Rate Agent.

(k)           The Trustee and the Securities Administrator shall be fully justified and protected in relying and acting upon information received by it from the Company and the Exchange Rate Agent pursuant to this Section 312 and shall not otherwise have any duty or obligation to determine the accuracy or validity of such information independent of the Company or the Exchange Rate Agent.

Section 313.          Appointment and Resignation of Successor Exchange Rate Agent.

(a)           Unless otherwise specified pursuant to Section 301, if and so long as the Securities of any series (i) are denominated in a Currency other than Dollars or (ii) may be payable in a Currency other than Dollars, or so long as it is required under any other provision of this Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, at least one Exchange Rate Agent. The Company will cause the Exchange Rate Agent to make the necessary foreign exchange determinations at the time and in the manner specified pursuant to Section 301 for the purpose of determining the applicable rate of exchange and, if applicable, for the purpose of converting the issued Currency into the applicable payment Currency for the payment of principal (and premium, if any) and interest, if any, pursuant to Section 312.

(b)           The Company shall have the right to remove and replace from time to time the Exchange Rate Agent for any series of Securities. No resignation of the Exchange Rate Agent and no appointment of a successor Exchange Rate Agent pursuant to this Section shall become effective until the acceptance of appointment by the successor Exchange Rate Agent as evidenced by a written instrument delivered to the Company, the Securities Administrator and the Trustee.

(c)           If the Exchange Rate Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Exchange Rate Agent for any cause with respect to the Securities of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Exchange Rate Agent or Exchange Rate Agents with respect to the Securities of that or those series (it being understood that any such successor Exchange Rate Agent may be appointed with respect to the Securities of one or more or all of such series and that, unless otherwise specified pursuant to Section 301, at any time there shall only be one Exchange Rate Agent with respect to the Securities of any particular series that are originally issued by the Company on the same date and that are initially denominated and/or payable in the same Currency).

ARTICLE FOUR

SATISFACTION AND DISCHARGE

Section 401.          Satisfaction and Discharge of Indenture.

(a)           This Indenture shall upon Company Request cease to be of further effect with respect to any series of Securities specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Securities of such series expressly provided for herein or pursuant hereto, and any right to receive Additional Amounts as contemplated by Section 1009) and the Trustee and the Securities Administrator, at the expense of the Company, shall execute such instruments acknowledging satisfaction and discharge of this Indenture as to such series when

(1)           either

(A)          all Securities of such series theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust with the Securities Administrator or Payment Agent or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 1003) have been delivered to the Securities Administrator for cancellation, or

(B)          all Securities of such series and, in the case of (i) or (ii) below, not theretofore delivered to the Securities Administrator for cancellation

(i)            have become due and payable by reason of the mailing of a notice of redemption or otherwise, or

(ii)           shall become due and payable at their Stated Maturity within one year, or

(iii)          are to be called for redemption within one year under arrangements satisfactory to the Securities Administrator for the giving of notice of redemption by the Securities Administrator in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Securities Administrator as trust funds in trust for the purpose an amount in the Currency in which the Securities of such Securities are payable, sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Securities Administrator for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)           the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Securities of such series; and

(3)           the Company has delivered to the Securities Administrator and the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

(b)           Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Securities Administrator and the Trustee under Section 607, the obligations of the Company to the Securities Administrator under Section 614 and, if money shall have been deposited with the Securities Administrator pursuant to Subclause (B) of Clause (1) of this Section, the obligations of the Securities Administrator under Section 402 and the last paragraph of Section 1003 shall survive.

Section 402.          Application of Trust Money. Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Securities Administrator pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Securities Administrator may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money has been deposited with the Securities Administrator.

ARTICLE FIVE

REMEDIES

Section 501.          Events of Default.

(a)           “Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events, unless such event is specifically deleted or modified in or pursuant to a supplemental indenture, Board Resolution or Officer’s Certificate establishing the terms of such series pursuant to Section 301 of this Indenture:

(1)           default in the payment of the principal of any Security of that series when it becomes due and payable;

(2)           default in the payment of any interest on any Security of that series when such interest becomes due and payable, and such default is continued for 30 days;

(3)           default in the performance, or breach, of any other covenant of the Company in this Indenture for the benefit of holders of the Security of that series, and such default or breach is continued for 60 days after there has been given to the Company a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal of Outstanding Securities of any series affected thereby;

(4)           default by the Company or any Guarantor in the payment of indebtedness of $100,000,000 or more in principal amount outstanding when due after the expiration of any applicable grace period, or default under indebtedness of the Company or any Guarantor of $100,000,000 or more in principal amount resulting in acceleration of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled;

(5)           the entry of a decree or order by a court of competent jurisdiction adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other applicable insolvency law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or ordering the winding up or liquidation of the affairs of the Company, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days;

(6)           the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company to the institution of bankruptcy or insolvency proceedings against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other applicable insolvency law, or the consent by the Company to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due; or

(7)           any other Event of Default provided with respect to Securities of that series.

(b)           Upon the occurrence of an Event of Default pursuant to this Section 501 with respect to Securities of a series all or part of which is represented by a Global Security, a record date shall automatically and without any other action taken by any Person be set for the purpose of determining the Holders of Outstanding Securities of such series entitled to join in any Notice of Default, which record date shall be the close of business on the day the Trustee shall have received such Notice of Default. The Holders of Outstanding Securities of such series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such Notice of Default, whether or not such Holders remain Holders after such record date; provided that, unless such Notice of Default shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Securities of such series on such record date (or their duly appointed agents) having joined in such Notice of Default prior to the day which is 90 days after such record date, such Notice of Default shall automatically and without any action by any Person be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder (or duly appointed agent thereof) from giving, before or after expiration of such 90-day period, a Notice of Default contrary to or different from a Notice of Default previously given by a Holder, or from giving, after the expiration of such period, a Notice of Default identical to a Notice of Default that has been cancelled pursuant to the proviso to the preceding sentence, in any of which events a record date in respect thereof shall be set pursuant to the provisions of this Section 501.

Section 502.          Acceleration of Maturity; Rescission and Annulment.

(a)           If an Event of Default (other than an Event of Default specified in Section 501(5) or (6)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee, on behalf of the Holders, or the Holders of not less than 25% in principal amount of the Outstanding Securities of all series of Securities with respect to which the Event of Default has occurred (voting as a single class) may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms of such series) of all of the Outstanding Securities of all series and any accrued but unpaid interest thereon to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal amount (or specified portion thereof) and any accrued but unpaid interest thereon shall become immediately due and payable. If an Event of Default specified in Section 501(5) or 501(6) with respect to Securities of any series at the time Outstanding occurs, the principal amount of all the Securities (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

(b)           At any time after a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in principal amount of the Outstanding Securities of all series of Securities with respect to which the Event of Default has occurred (voting as a single class), by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1)           the Company has paid or deposited with the Trustee a sum sufficient to pay in the Currency in which the Securities are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)),

(A)          all overdue interest, if any, on all Outstanding Securities of that series (or of all series, as the case may be),

(B)          all unpaid principal of (and premium, if any, on) all Outstanding Securities of that series (or of all series, as the case may be) which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate or rates prescribed therefor in such Securities,

(C)          to the extent lawful, interest on overdue interest, if any, at the rate or rates prescribed therefor in such Securities, and

(D)          all sums paid or advanced by the Trustee or the Securities Administrator hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and the Securities Administrator, their respective agents and counsel; and

(2)           all Events of Default with respect to Securities of that series (or of all series, as the case may be), other than the non-payment of amounts of principal of or interest on Securities of that series (or of all series, as the case may be) which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

(c)           No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 503.          Collection of Indebtedness and Suits for Enforcement by Trustee.

(a)           The Company covenants that if:

(1)           default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)           default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company shall, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, if any, and interest on any overdue principal (and premium, if any) and to the extent lawful on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

(b)           If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

(c)           If an Event of Default with respect to Securities of any series (or of all series, as the case may be) occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series (or of all series, as the case may be) by such appropriate judicial proceedings to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 504.          Trustee May File Proofs of Claim.

(a)           In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1)           to file and prove a claim for the whole amount of principal (and premium, if any), or such portion of the principal amount of any series of Original Issue Discount Securities or Indexed Securities as may be specified in the terms of such series, and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(2)           to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

(b)           Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters it deems advisable.

Section 505.          Trustee May Enforce Claims without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 506.          Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due to the Trustee and the Securities Administrator under Section 607, on a pro rata basis;

Second: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest, if any, on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, if any, respectively; and

Third: The balance, if any, to the Person or Persons entitled thereto.

Section 507.          Limitation on Suits. No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities of any series, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a)           such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(b)           the Holders of at least 25% in principal amount of the Outstanding Securities of all series with respect to which the Event of Default has occurred shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)           such Holder or Holders have offered to the Trustee indemnity and/or security satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)           the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)           no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series with respect to which an Event of Default has occurred;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders), except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 508.          Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Fourteen) and in such Security of the principal of (and premium, if any) and (subject to Section 307) interest, if any, on, such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date or, in the case of purchase or repayment by the Company at the option of the Holder, on the Repayment Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 509.          Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, the Securities Administrator, or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee, the Securities Administrator and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, the Securities Administrator and the Holders shall continue as though no such proceeding had been instituted.

Section 510.          Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511.          Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 512.          Control by Holders.

(a)           The Holders of a majority in principal amount of the Outstanding Securities of all series with respect to which an Event of Default has occurred shall have the right to direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Outstanding Securities of all series with respect to which an Event of Default has occurred; provided that in each case:

(1)           such direction shall not be in conflict with any rule of law or with this Indenture;

(2)           the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction;

(3)           the Trustee may refuse to follow any direction that the Trustee determines may be prejudicial to the rights of other Holders; and

(4)           the Trustee may refuse to follow any direction that may involve the Trustee in personal liability.

(b)           Upon receipt by the Trustee of any such direction with respect to Securities of a series all or part of which is represented by a Global Security, a record date shall automatically and without any further action by any Person be set for the purpose of determining the Holders of Outstanding Securities of such series entitled to join in such direction, which record date shall be the close of business on the day the Trustee shall have received such direction or, if such receipt occurs on a day that is not a Business Day, the close of business on the next succeeding Business Day. The Holders of Outstanding Securities of such series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such direction, whether or not such Holders remain Holders after such record date; provided that, unless such direction shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Securities of such series on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such direction shall automatically and without any action by any Person be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder (or a duly appointed agent of a Holder) from giving, before or after the expiration of such 90-day period, a direction contrary to or different from a direction previously given by a Holder, or from giving, after the expiration of such period, a direction identical to a direction that has been cancelled pursuant to the proviso to the preceding sentence, in any of which events a new record date in respect thereof shall be set pursuant to the provisions of this Section 512.

Section 513.          Waiver of Past Defaults.

(a)           Subject to Section 502, the Holders of a majority in principal amount of the Outstanding Securities of all series with respect to which a Default shall have occurred and be continuing may on behalf of the Holders of all Outstanding Securities of such affected series waive any past Default hereunder, and its consequences, except a default:

(1)           in the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series or the payment of Additional Amounts, if any, or

(2)           in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such affected series.

(b)           The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive any past default hereunder. If a record date is fixed, the Holders on such record date (or their duly designated agents), and only such Persons, shall be entitled to waive any default hereunder, whether or not such Holders remain Holders after such record date; provided, that unless such majority in principal amount shall have been obtained prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

(c)           Upon any such waiver, any such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 514.          Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted; provided that this Section shall not prohibit the Company from exercising any rights it may have under this Indenture to contest any actions taken by the Trustee pursuant to this Section.

Section 515.          Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of any undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date or, in the case of purchase or repayment by the Company at the option of Holders, on or after the Repayment Date).

ARTICLE SIX

THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 601.          Certain Duties and Responsibilities.

(a)           Except during the continuance of an Event of Default,

(1)           the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b)           In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c)           No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)           this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)           the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of all series with respect to which an Event of Default has occurred relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to such Securities; and

(4)           no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)           Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by a Company Officer.

Section 602.          Notice of Defaults. Within 90 days after the occurrence of any Default hereunder actually known to a Responsible Officer of the Trustee with respect to the Securities of any series, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest, if any, on any Security of any series or in the payment of any sinking fund installment with respect to Securities of any series, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the Holders of Securities; and provided further that in the case of any Default of the character specified in Section 501(3) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

Section 603.          Certain Rights of Trustee. Subject to the provisions of Section 601 and TIA Sections 315(a) through 315(d):

(a)           the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)           whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or fails to take in good faith reliance on an Officer’s Certificate and/or Opinion of Counsel;

(d)           the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture (including, without limitation, instituting, conducting or defending any litigation), unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities (including the reasonable compensation and the expenses and disbursements of its agents and counsel) which might be incurred by it in compliance with such request or direction;

(f)            the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document; provided, that if the Trustee makes or is directed to make such further inquiry or investigation into such facts or matters, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)           the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i)            the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.  For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to a default or an Event of Default, such reference shall be construed to refer only to such default or Event of Default for which the Trustee has or is deemed to have notice pursuant to this Section 603(i);

(j)            the permissive rights of the Trustee enumerated herein shall not be construed as duties of the Trustee;

(k)           the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated and indemnified, are extended to, and shall be enforceable by, the Securities Administrator in each of its respective capacities hereunder, including, without limitation, in its capacity as paying agent, security registrar and authentication agent, and each agent, custodian and other Person employed by it to act hereunder;

(l)            the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded;

(m)          the Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture;

(n)           the Trustee shall have no obligation or duty to ensure compliance with the securities laws of any country or state except to request such certificates or other documents required to be obtained by the Trustee, the Securities Administrator, or any Security Registrar hereunder in connection with any exchange or transfer pursuant to the terms hereof;

(o)           in no event shall the Trustee be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(p)           in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 604.          Trustee Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 605.          May Hold Securities. The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613 and TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 606.          Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. Neither the Trustee nor the Securities Administrator, nor any Paying Agent shall be under any liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 607.          Compensation and Reimbursement.

(a)           The Company agrees:

(1)           to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing, for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)           except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable order); and

(3)           to indemnify the Trustee and its agents, directors, employees and officers for, and hold them harmless against, any loss, liability, damage, claims or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), including the reasonable fees, expenses and disbursements of its agents and counsel, incurred without negligence or willful misconduct on its or their part (as determined by a court of competent jurisdiction in a final, non-appealable order), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

(b)           The Trustee shall have a lien prior to the Securities as to all property and funds held by it or by the Securities Administrator hereunder for any amount owing it pursuant to this Section 607 except with respect to funds held in trust for the benefit of the Holders of particular Securities.

(c)           The Trustee shall notify the Company promptly of any third-party claim for which it may seek indemnity of which it has received notice.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder unless, and solely to the extent that, such failure prejudices the Company’s defense of such claim.  The Company shall defend the claim, with counsel reasonably satisfactory to the Trustee, and the Trustee shall provide reasonable cooperation at the Company’s expense in the defense; provided that if the defendants in any such claim include both the Company and the Trustee and the Trustee shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Company, or the Trustee has concluded that there may be any other actual or potential conflicting interests between the Company and the Trustee, the Trustee shall have the right to select separate counsel and the Company shall be required to pay the reasonable fees and expenses of such separate counsel. Any settlement which affects the Trustee may not be entered into without the written consent of the Trustee, unless the Trustee is given a full and unconditional release from liability with respect to the claims covered thereby and such settlement does not include a statement or admission of fault, culpability or failure to act by or on behalf of the Trustee. Any settlement by the Trustee which affects the Company may not be entered into without the written consent of the Company, unless the Company is given a full and unconditional release from liability with respect to the claims covered thereby and such settlement does not include a statement or admission of fault, culpability or failure to act by or on behalf of the Company.

(d)           When the Trustee incurs expenses or renders services in connection with an Event of Default, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or other similar law.

(e)           The provisions of this Section shall survive the termination of this Indenture.

Section 608.          Conflict of Interest. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign within 90 days after ascertaining that it has a conflicting interest, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 609.          Corporate Trustee Required; Eligibility. There shall at all times be (i) a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 subject to supervision or examination by Federal or State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article; and (ii) a Securities Administrator hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia and having its Corporate Trust Office in the Borough of Manhattan, The City of New York, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 subject to supervision or examination by Federal or State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 610.          Resignation and Removal; Appointment of Successor.

(a)           No resignation or removal of the Trustee or the Securities Administrator and no appointment of a successor Trustee or Securities Administrator (as applicable) pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee or Securities Administrator (as applicable) in accordance with the applicable requirements of Section 611.

(b)           The Trustee or the Securities Administrator (as applicable) may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee or the Securities Administrator (as applicable) required by Section 611 shall not have been delivered to the Trustee or the Securities Administrator (as applicable) within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator (as applicable) may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor Trustee or Securities Administrator (as applicable) with respect to the Securities of such series.

(c)           The Trustee or the Securities Administrator (as applicable) may be removed at any time with respect to the Securities of any series by Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of such series, delivered to the Trustee, the Securities Administrator and to the Company. If an instrument of acceptance by a successor Trustee or Securities Administrator (as applicable) shall not have been delivered to the Trustee or Securities Administrator (as applicable) within 30 days after receipt by the Trustee or Securities Administrator (as applicable) of a notice of removal, the Trustee or the Securities Administrator (as applicable) being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee or Securities Administrator (as applicable) with respect to the Securities of such series.

(d)           If at any time:

(1)           the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2)           the Trustee or Securities Administrator (as applicable) shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(3)           the Trustee or the Securities Administrator (as applicable) shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or the Securities Administrator (as applicable) or of its property shall be appointed or any public officer shall take charge or control of the Trustee or the Securities Administrator (as applicable) or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee or the Securities Administrator (as applicable) with respect to all Securities or the Securities of such series, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities of such series and the appointment of a successor Trustee or Trustees.

(e)           If the Trustee or the Securities Administrator (as applicable) shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee or Securities Administrator (as applicable) for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Securities Administrator (as applicable) or Trustees or Securities Administrators (as applicable) with respect to the Securities of that or those series (it being understood that any such successor Trustee or Securities Administrator (as applicable) may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee or Securities Administrator (as applicable) with respect to the Securities of any particular series). If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee or Securities Administrator (as applicable) with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee or Securities Administrator (as applicable) so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee or Securities Administrator (as applicable) with respect to the Securities of such series and to that extent supersede the successor Trustee or Securities Administrator (as applicable) appointed by the Company. If no successor Trustee or Securities Administrator (as applicable) with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee or Securities Administrator (as applicable) with respect to the Securities of such series.

(f)            The Company shall give notice of each resignation and each removal of the Trustee or Securities Administrator (as applicable) with respect to the Securities of any series and each appointment of a successor Trustee or Securities Administrator (as applicable) with respect to the Securities of any series to the Holders of Securities of such series in the manner provided for in Section 107. Each notice shall include the name of the successor Trustee or Securities Administrator (as applicable) with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 611.          Acceptance of Appointment by Successor.

(a)           In case of the appointment hereunder of a successor Trustee or Securities Administrator (as applicable) with respect to all Securities, every such successor Trustee or Securities Administrator (as applicable) so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee or Securities Administrator (as applicable) an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee or Securities Administrator (as applicable) shall become effective and such successor Trustee or Securities Administrator (as applicable), without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee or Securities Administrator (as applicable); but, on the request of the Company or the successor Trustee or Securities Administrator (as applicable), such retiring Trustee or Securities Administrator (as applicable) shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee or Securities Administrator (as applicable) all the rights, powers and trusts of the retiring Trustee or Securities Administrator (as applicable) and shall duly assign, transfer and deliver to such successor Trustee or Securities Administrator (as applicable) all property and money held by such retiring Trustee or Securities Administrator (as applicable) hereunder.

(b)           In case of the appointment hereunder of a successor Trustee or Securities Administrator (as applicable) with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee or Securities Administrator (as applicable) and each successor Trustee or Securities Administrator (as applicable) with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee or Securities Administrator (as applicable) shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee or Securities Administrator (as applicable) all the rights, powers, trusts and duties of the retiring Trustee or Securities Administrator (as applicable) with respect to the Securities of that or those series to which the appointment of such successor Trustee or Securities Administrator (as applicable) relates, (2) if the retiring Trustee or Securities Administrator (as applicable) is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee or Securities Administrator (as applicable) with respect to the Securities of that or those series as to which the retiring Trustee or Securities Administrator (as applicable) is not retiring shall continue to be vested in the retiring Trustee or Securities Administrator (as applicable), and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee or Securities Administrator (as applicable), it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees or Securities Administrators co-securities administrators (as applicable) of the same trust and that each such Trustee or Securities Administrator (as applicable) shall be trustee or securities administrator (as applicable) of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee or Securities Administrator (as applicable); and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee or Securities Administrator (as applicable) shall become effective to the extent provided therein and each such successor Trustee or Securities Administrator (as applicable), without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee or Securities Administrator (as applicable) with respect to the Securities of that or those series to which the appointment of such successor Trustee or Securities Administrator (as applicable) relates; but, on request of the Company or any successor Trustee or Securities Administrator (as applicable), such retiring Trustee or Securities Administrator (as applicable) shall duly assign, transfer and deliver to such successor Trustee or Securities Administrator (as applicable) all property and money held by such retiring Trustee or Securities Administrator (as applicable) hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee or Securities Administrator (as applicable) relates. Whenever there is a successor Trustee or Securities Administrator (as applicable) with respect to one or more (but less than all) series of securities issued pursuant to this Indenture, the terms “Indenture” and “Securities” shall have the meanings specified in the provisos to the respective definitions of those terms in Section 101 which contemplate such situation.

(c)           Upon request of any such successor Trustee or Securities Administrator (as applicable), Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee or Securities

Administrator (as applicable) all rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d)           No successor Trustee or Securities Administrator (as applicable) shall accept its appointment unless at the time of such acceptance such successor Trustee or Securities Administrator (as applicable) shall be qualified and eligible under this Article.

(e)           Notwithstanding the replacement of the Trustee or the Securities Administrator (as applicable) pursuant to Section 610, the Company’s, the Trustee’s and the Securities Administrator’s respective rights and obligations under Section 607(a)(3) and Section 607(c) shall survive.

Section 612.          Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee or Securities Administrator (as applicable) may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee or Securities Administrator (as applicable) shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee or Securities Administrator (as applicable), shall be the successor of the Trustee or Securities Administrator (as applicable) hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Securities Administrator then in office, any successor by merger, conversion or consolidation to such authenticating Securities Administrator may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Securities Administrator had itself authenticated such Securities. In case any of the Securities shall not have been authenticated by such predecessor Securities Administrator, any successor Securities Administrator may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Securities Administrator. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Securities Administrator; provided, however, that the right to adopt the certificate of authentication of any predecessor Securities Administrator or to authenticate Securities in the name of any predecessor Securities Administrator shall apply only to its successor or successors by merger, conversion or consolidation.

Section 613.          Appointment of Authenticating Agent.

(a)           At any time when any of the Securities remain Outstanding the Securities Administrator may and, upon the request of the Company, shall appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Securities Administrator to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Securities Administrator hereunder. The Securities

Administrator shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent shall serve, as their names and addresses appear in the Security Register. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Securities Administrator or the Securities Administrator’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Securities Administrator by an Authenticating Agent and a certificate of authentication executed on behalf of the Securities Administrator by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall in a written agreement delivered to the Securities Administrator and to the Company accept such appointment and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by U.S. Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

(b)           Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Securities Administrator or the Authenticating Agent.

(c)           An Authenticating Agent may resign at any time by giving written notice thereof to the Securities Administrator, the Trustee and to the Company. The Securities Administrator may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Securities Administrator may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent shall serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

(d)           The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

(e)           If an appointment of an Authenticating Agent with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Securities Administrator’s certificate of authentication, an alternate certificate of authentication in the following form:

Dated:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

CITIBANK, N.A.,
as Securities Administrator

By:
as Authenticating Agent

By:
Authorized Signatory

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE, SECURITIES
ADMINISTRATOR AND THE COMPANY

Section 701.          Company to Furnish Trustee Names and Addresses of Holders. The Company shall furnish or cause to be furnished to the Trustee and the Securities Administrator:

(a)           semi-annually, not later than 15 days after the Regular Record Date for interest for each series of Securities, a list, in such form as the Trustee or the Securities Administrator may reasonably require, of the names and addresses of the Holders of such series as of such Regular Record Date, or if there is no Regular Record Date for interest for such series of Securities, semi-annually, upon such dates as are set forth in the Board Resolution or indenture supplemental hereto authorizing such series; provided, however, that the Company shall not be obligated to furnish or cause to be furnished such list to the Securities Administrator at any time that the list shall not differ in any respect from the most recent list furnished to the Securities Administrator by the Company and at such time as the Securities Administrator is acting as Security Registrar for the applicable series of Securities, and

(b)           at such other times as the Trustee or the Securities Administrator may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; excluding from any such list names and addresses received by the Securities Administrator in its capacity as Security Registrar.

Section 702.          Preservation of Information; Communications to Holders.

(a)           The Securities Administrator and the Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Securities Administrator and the Trustee as provided in Section 701 and the names and addresses of Holders received by the Securities Administrator and the Trustee in its capacity as Security Registrar for the applicable series of Securities, if acting in such capacity. The Securities Administrator and the Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished. The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and principles of the Trustee and the Securities Administrator shall be as provided by the Trust Indenture Act.

(b)           Every Holder of Securities, by receiving and holding the same, agrees with the Company, the Securities Administrator and the Trustee that neither the Company, nor, the Securities Administrator, nor the Trustee nor any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act.

Section 703.          Reports by the Trustee or Securities Administrator.

(a)           The Trustee or the Securities Administrator (as applicable) shall transmit to Holders such reports concerning the Trustee or the Securities Administrator and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee or the Securities Administrator (as applicable) shall, within sixty days after each June 15th commencing with the first June 15th after the issuance of Securities pursuant to this Indenture deliver to Holders a brief report, which complies with the provisions of such Section 313(a).

(b)           A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee or the Securities Administrator with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee and the Securities Administrator in writing when the Securities are listed on any stock exchange and of any delisting thereof.

Section 704.          Reports by the Company.

(a)           The Company shall file with the Trustee and the Securities Administrator, within 30 days after the date the Company files the same with the Commission, copies, which may be in electronic format, of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe)

which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act.

(b)           Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Company shall continue to provide the Trustee and the Securities Administrator:

(1)           within 90 days of the end of each fiscal year, audited consolidated financial statements of the Company for the preceding fiscal year, and a corresponding management’s discussion and analysis of such audited consolidated financial statements; and

(2)           within 60 days of the end of the first three fiscal quarters of each fiscal year, unaudited financial statements of the Company for the preceding fiscal quarter, and a corresponding management’s discussion and analysis of such unaudited consolidated financial statements.

(c)           Any documents filed by the Company with the Commission via the Commission’s EDGAR system will be deemed filed with the Trustee and the Securities Administrator as of the time such documents are filed via the Commission’s EDGAR system; provided however, that neither the Trustee nor the Securities Administrator shall have any obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR system (or its successor), nor will the Trustee or the Securities Administrator have any duty to monitor any filings made with the EDGAR system (or its successor).

(d)           Delivery of such reports, information and documents to the Trustee and the Securities Administrator is for informational purposes only and the Trustee’s and Securities Administrator’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee and the Securities Administrator are entitled to rely exclusively on Officer’s Certificates).

ARTICLE EIGHT

CONSOLIDATION, AMALGAMATION, MERGER, CONVEYANCE,
TRANSFER OR LEASE

Section 801.          Company May Amalgamate or Consolidate, etc., Only on Certain Terms. The Company shall not consolidate or amalgamate with or merge into or enter into any statutory arrangement with any other Person, or, directly or indirectly, convey, transfer or lease all or substantially all of its properties and assets to any Person, unless:

(a)           the Person formed by or continuing from such consolidation or amalgamation or into which the Company is merged or with which the Company enters into such statutory arrangement or the Person which acquires or leases all or substantially all of the Company’s properties and assets (the “Successor Corporation”) is organized and existing under the laws of the United States, any State thereof or the District of Columbia, or the laws of Canada or any province or territory thereof or any member nation of the Organization for Economic Co-Operation and Development;

(b)           the Successor Corporation expressly assumes or assumes by operation of law all the obligations of the Company under the Securities and this Indenture;

(c)           immediately before and after giving effect to such transaction, no Event of Default and no event which after notice or lapse of time or both would become an Event of Default shall have happened and be continuing; and

(d)           the Company or such Person shall have delivered to the Trustee and the Securities Administrator an Officer’s Certificate and an Opinion of Counsel, each stating that such amalgamation, consolidation, merger, statutory arrangement, conveyance, transfer or lease and such supplemental indenture comply with this Article Eight and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 802.          Successor Corporation Substituted.

(a)           In case of any such consolidation, amalgamation, merger, statutory arrangement, sale, conveyance or lease and upon the assumption by the Successor Corporation, by supplemental indenture, executed and delivered to the Trustee and the Securities Administrator, of the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all of the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Corporation shall succeed to and be substituted for the Company, with the same effect as if it had been the Company and the Company shall thereupon be relieved of any further obligation or liabilities hereunder or upon the Securities, and the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound-up or liquidated. Such Successor Corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Securities Administrator; and, upon the order of such Successor Corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Securities Administrator shall certify and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Securities Administrator for certification, and any Securities which such Successor Corporation thereafter shall cause to be signed and delivered to the Securities Administrator for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the

Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of this Indenture.

(b)           In case of any such consolidation, amalgamation, merger, statutory arrangement, sale, conveyance or lease, or change in the name of the Company, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may, in the opinion of the Securities Administrator, be appropriate.

Section 803.          Securities to Be Secured in Certain Events. If, as a result of any transaction referenced in Section 801, any of the Company’s Principal Properties would thereupon become subject to a Lien, then unless such Lien could be created pursuant to Section 1007 without equally and ratably securing the Securities, the Company, prior to or simultaneously with such transaction, shall secure the Outstanding Securities (together with, if the Company shall so determine, any other Indebtedness of the Company now existing or hereafter created which is not subordinate to the Securities) equally and ratably with or prior to the Indebtedness secured by such Lien, or shall cause such Outstanding Securities to be so secured; provided that, for the purpose of providing such equal and ratable security, the principal amount of Original Issue Discount Securities and Indexed Securities shall mean that amount which would at the time of making such effective provision be due and payable pursuant to Section 502 and the terms of such Original Issue Discount Securities and Indexed Securities upon a declaration of acceleration of the Maturity thereof, and the extent of such equal and ratable security shall be adjusted, to the extent permitted by law, as and when said amount changes over time pursuant to the terms of such Original Issue Discount Securities and Indexed Securities.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 901.          Supplemental Indentures without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, any Guarantor of the affected Securities, if applicable, the Securities Administrator and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, for any of the following purposes:

(a)           to provide for the assumption of the Company’s obligations under this Indenture by a successor;

(b)           to add covenants that would benefit the Holders of any Securities or to surrender any rights the Company has under this Indenture;

(c)           to add Events of Default with respect to any Securities;

(d)           to provide for uncertificated Securities in addition to or in place of certificated Securities or to provide for bearer Securities;

(e)           to make any change that does not adversely affect any Outstanding Securities of any series issued under this Indenture in any material respect; provided, that any change made solely to conform the provisions of this Indenture to a description of Securities in an offering circular or prospectus supplement will be deemed not to adversely affect any Outstanding Securities of any series issued under this Indenture in any material respect, as provided in an Officer’s Certificate;

(f)            to provide any security for, any guarantees of or any additional obligors on any series of Securities;

(g)           to provide for the appointment of a successor Trustee or Securities Administrator;

(h)           to comply with any requirement to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(i)            to establish the form and terms of Securities of any series as permitted in Section 301 or to authorize the issuance of additional Securities of a series previously authorized; and

(j)            to cure any ambiguity, omission, defect or inconsistency.

Section 902.          Supplemental Indentures with Consent of Holders.

(a)           With the consent of the Holders of a majority in aggregate principal amount of all Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company, the Securities Administrator, and the Trustee, the Company, when authorized by a Board Resolution, any Guarantors of the affected Securities, if applicable, the Securities Administrator, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture applicable to such series of Securities or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of such series,

(1)           change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts on, any Security;

(2)           reduce the principal of any Security or any premium payable on the redemption of any Security or reduce the amount of any installment of interest or additional amounts payable on any Security;

(3)           change the place of payment or make payments on any Security payable in currency other than as originally stated in the Security;

(4)           impair the Holder’s right to institute suit for the enforcement of any payment on any Security;

(5)           reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver; or

(6)           make any change in the percentage of principal amount of Securities necessary to waive compliance with certain provisions of this Indenture or to make any change in this Section 902.

(b)           A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date or their duly designated agents, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

(c)           It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 903.          Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Securities Administrator and the Trustee shall receive, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Each of the Securities Administrator and the Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Securities Administrator’s or Trustee’s own rights, duties, liabilities, or immunities under this Indenture or otherwise (as applicable).

Section 904.          Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 905.          Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 906.          Reference in Securities to Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Securities Administrator, bear a notation in form approved by the Securities Administrator as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Securities Administrator and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Securities Administrator in exchange for Outstanding Securities of such series.

Section 907.          Notice of Supplemental Indentures. Promptly after the execution by the Company, the Securities Administrator and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 107, setting forth in general terms the substance of such supplemental indenture.

ARTICLE TEN

COVENANTS

Section 1001.       Payment of Principal, Premium, if any, and Interest. The Company covenants and agrees for the benefit of the Holders of each series of Securities that it shall duly and punctually pay the principal of (and premium, if any) and interest, if any (including, in the case of a default or an Event of Default, interest at the rate specified therein on the amount in default), on the Securities of that series in accordance with the terms of the Securities and this Indenture.

Section 1002.       Maintenance of Office or Agency.

(a)           The Company shall maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange, where Securities of that series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served.

(b)           The Company shall give prompt written notice to the Trustee and the Securities Administrator of the location, and any change in the location, of any office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee and the Securities Administrator, as applicable, and the Company hereby appoints the Trustee and the Securities Administrator as their respective agents to receive all such presentations, surrenders, notices and demands.

(c)           The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company shall give prompt written notice to the Trustee and the Securities Administrator of any such designation or rescission and of any change in the location of any such other office or agency. Unless otherwise specified with respect to any Securities as contemplated by Section 301 with respect to a series of Securities, the Company hereby designate as a Place of Payment for each series of Securities the office or agency of the Securities Administrator in the Borough of Manhattan, The City of New York and initially appoints the Securities Administrator at its Corporate Trust Office as Paying Agent in such cities and as its agent to receive all such presentations, surrenders, notices and demands.

Section 1003.       Money for Securities Payments to Be Held in Trust.

(a)           If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it shall, on or before each due date of the principal of (or premium, if any) or interest, if any, on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the Currency in which the Securities of such series are payable (except as may otherwise be specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) sufficient to pay the principal of (and premium, if any) or interest, if any, on Securities of such series so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Securities Administrator and the Trustee in writing of its action or failure so to act.

(b)           Whenever the Company shall have one or more Paying Agents for any series of Securities, it shall, prior to or on each due date of the principal of (and premium, if any) or interest, if any, on any Securities of that series, deposit with a Paying Agent a sum (in the Currency described in the preceding paragraph) sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Securities Administrator) the Company shall promptly notify the Securities Administrator and the Trustee in writing of its action or failure so to act.

(c)           The Company shall cause each Paying Agent (other than the Securities Administrator) for any series of Securities to execute and deliver to the Securities Administrator an instrument in which such Paying Agent shall agree with the Securities Administrator, subject to the provisions of this Section, that such Paying Agent shall:

(1)           hold all sums held by it for the payment of the principal of (and premium, if any) and interest, if any, on Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)           give the Securities Administrator and the Trustee written notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of principal of (and premium, if any) or interest, if any, on the Securities of such series; and

(3)           at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Securities Administrator or Paying Agent all sums so held in trust by such Securities Administrator or Paying Agent.

(d)           The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Securities Administrator all sums held in trust by the Company or such Paying Agent, such sums to be held by the Securities Administrator upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Securities Administrator, such Paying Agent shall be released from all further liability with respect to such sums.

(e)           Except as provided in the Securities of any series, any money deposited with the Securities Administrator or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest, if any, on any Security of any series and remaining unclaimed for two years (or such shorter period as may be specified by applicable abandoned property statutes) after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Securities Administrator or such Paying Agent with respect to such trust money, and all liability of the Company, as the Securities Administrator thereof, shall thereupon cease; provided, however, that the Securities Administrator or such Paying Agent, before being required to make any such repayment, shall, at the expense of the Company, cause to be published once, in a business newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

(f)            In acting hereunder and in connection with the Securities, any Paying Agent shall act solely as an agent of the Company, and will not thereby assume any obligation towards or relationships of agency or trust for or with any Holder.

Section 1004.       Statement as to Compliance. The Company shall deliver to the Trustee and the Securities Administrator, within 120 days after the end of each fiscal year of the Company ending after the date hereof (which as of the date hereof ends on the 31st day of December), an Officer’s Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, complying with Section 314(a)(4) of the Trust Indenture Act, stating whether or not to the best knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 1005.       Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 1006.       Corporate Existence. Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole.

Section 1007.       Limitation on Liens.

(a)           For so long as any Securities are Outstanding, the Company shall not, and the Company shall not permit any Restricted Subsidiary to, create, incur, issue, assume or otherwise have outstanding any Lien on any Principal Property now owned or hereafter acquired by the Company or a Restricted Subsidiary, or on shares of stock or Indebtedness of any Restricted Subsidiary now owned or hereafter acquired by the Company or a Restricted Subsidiary, in each case other than Permitted Liens, unless at the time thereof or prior thereto the Securities then Outstanding (together with, if and to the extent the Company so determines, any other Indebtedness then existing or thereafter created), are secured (but only to the extent of any Lien that is not a Permitted Lien) equally and ratably with (or prior to) any and all Indebtedness that is secured by such Lien for so long as such Indebtedness is so secured by such Lien that is not a Permitted Lien.

(b)           For purposes of this Section 1007, the giving of a guarantee that is secured by a Lien on any Principal Property or on any shares of stock or Indebtedness of any Restricted Subsidiary, and the creation of a Lien on any Principal Property or on any shares of stock or Indebtedness of any Restricted Subsidiary to secure Indebtedness that existed prior to the creation of such Lien, will be deemed to involve the creation of Indebtedness in an amount equal to the principal amount guaranteed or secured by such

Lien but the amount of Indebtedness secured by Liens on any Principal Property and shares of stock and Indebtedness of Restricted Subsidiaries will be computed without cumulating the underlying Indebtedness with any guarantee thereof or Lien securing the same.

(c)           For the avoidance of doubt, (i) the sale or other transfer of any minerals in place for a period of time until the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such minerals, (ii) the sale or other transfer of any minerals in an amount such that the purchaser will realize therefrom a specified amount of money (however determined); (iii) the sale or other transfer of any other interest in property of a character commonly referred to as a “production payment”; (iv) any acquisition of any property or assets by the Company or any Restricted Subsidiary that is subject to any reservation that creates or reserves for the seller an interest in any metals or minerals in place or the proceeds from their sale; (v) any conveyance or assignment in which the Company or any Restricted Subsidiary conveys or assigns an interest in any metals or minerals in place or the proceeds from their sale; or (vi) any lien upon any of the Company’s or a Restricted Subsidiary’s wholly or partially owned or leased property or assets, to secure the payment of the Company’s or a Restricted Subsidiary’s proportionate part of the development or operating expenses in realizing the metal or mineral resources of such property, shall not constitute the incurrence of Indebtedness secured by a Lien.

Section 1008.       Waiver of Certain Covenants.

(a)           The Company may, with respect to any series of Securities, omit in any particular instance to comply with any term, provision or condition set forth in Sections 1005 to 1007, inclusive, if before the time for such compliance the Holders of a majority in principal amount of the Outstanding Securities of all series with respect to which the waiver applies shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee and the Securities Administrator in respect of any such term, provision or condition shall remain in full force and effect.

(b)           The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive compliance with any covenant or condition hereunder. If a record date is fixed, the Holders of such record date, or their duly appointed agents, and only such Persons shall be entitled to waive any such compliance, whether or not such Holders remain Holders after such record date, provided that unless the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of such series shall have waived such compliance prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Section 1009.       Additional Amounts.

(a)           Unless otherwise provided pursuant to Section 301, all payments made by the Company or on the Company’s behalf under or with respect to any series of Securities issued under this Indenture will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (collectively “Taxes”) imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or by any authority or agency therein or thereof having power to tax (each a “Relevant Taxing Jurisdiction”), unless the Company is required to withhold or deduct Taxes by law or by the interpretation or administration thereof by the Relevant Taxing Jurisdiction.

(b)           If any amount for or on account of such Taxes is required by any Relevant Taxing Jurisdiction to be withheld or deducted from any payment made under or with respect to the Securities, the Company will pay to each Holder of such Securities as additional interest such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each such Holder after such withholding or deduction (and after deducting any Taxes on such Additional Amounts) will not be less than the amount such Holder would have received if such Taxes had not been required to be withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply to:

(1)           any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder (or between a fiduciary, settlor, beneficiary, partner, member or shareholder of, the relevant Holder, if the relevant Holder is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction other than the receipt of such payment or the ownership or holding of or the execution, delivery, registration or enforcement of such Security;

(2)           any payment made by the Company under or with respect to such Securities to a Holder where such Holder did not deal at arm’s length with the Company (within the meaning of the Income Tax Act (Canada) (the “Tax Act”)) at the time of the relevant payment;

(3)           any Taxes that are assessed or imposed by reason of the holder being a “specified shareholder,” as defined in subsection 18(5) of the Tax Act, of the payer of the payments or not dealing at arm’s length (within the meaning of the Tax Act) with a “specified shareholder” of such payer;

(4)           any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or governmental charge;

(5)           any Taxes that are payable otherwise than by deduction or withholding from a payment of principal, premium, interest, or Additional Amounts on such Securities;

(6)           any Taxes that would not have been so imposed but for the presentation of such Securities (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the Holder thereof would have been entitled to Additional Amounts had the Securities been presented for payment on the last date during such 30 day period;

(7)           any Taxes that would not have been so imposed or would have been imposed at a lower rate if the Holder of such Securities had provided to the Company, any information, certification, documentation or evidence required under applicable law, rules, regulations or generally published administrative practice of the Relevant Taxing Jurisdiction for such Taxes not to be imposed or to be imposed at a lower rate; provided that such information, certification, documentation or evidence is required by the applicable law, rules, regulations or generally published administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from or reduction in the requirement to deduct or withhold all or part of such Taxes and such information, certification, documentation or evidence is reasonably requested upon reasonable notice by the applicable payor;

(8)           any Taxes that were imposed on a fiduciary, partnership or other entity that is not the sole beneficial owner of the payment, if the laws of the Relevant Taxing Jurisdiction require the payment to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the holder; or

(9)           any Taxes that would not have been so imposed but for any combination of the foregoing.

(c)           In any event, no Additional Amounts will be payable under the provisions described above in respect of any Securities in excess of the Additional Amounts which would be required if, at all relevant times, the Holder of such Securities were a resident of the United States and a qualifying person for purposes of the Canada-U.S. Income Tax Convention (1980), as amended, including any protocols thereto.  As a result of the limitation on the payment of Additional Amounts discussed in the preceding sentence, the Additional Amounts received by certain holders of any Securities will be less than the amount of Taxes withheld or deducted, and, accordingly, the net amount received by such holders will be less than the amount such holders would have received had there been no such withholding or deduction in respect of Taxes.

(d)           The Company will (i) make such withholding or deduction of Taxes as is required under applicable law or the interpretation or administration thereof by the Relevant Taxing Jurisdiction, (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law and (iii) furnish to the Trustee and the Securities Administrator reasonable evidence of the payment of any

Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes.

(e)           If the Company or the Guarantors are obligated to pay Additional Amounts with respect to any payment under or with respect to the Securities, the Company shall deliver to the Trustee, the Securities Administrator or any Paying Agent, an Officer’s Certificate stating the fact that such Additional Amounts shall be payable and the amounts so payable and shall set forth such other information necessary to enable the payment of such Additional Amounts to Holders of Securities on the payment date. Each such Officer’s Certificate shall be conclusively relied upon until receipt of a new Officer’s Certificate addressing such matters. To the extent permitted by law, neither the Trustee, nor the Securities Administrator shall have any obligation to determine or obtain knowledge of when Additional Amounts are paid or owed.

(f)            Wherever in this Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to a debt security, such mention will be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Section 1010.       Calculation of Original Issue Discount. For so long as any Original Issue Discount Security shall be Outstanding, the Company shall file with the Securities Administrator and the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Original Issue Discount Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

Section 1101.       Applicability of Article. Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

Section 1102.       Election to Redeem; Notice to Trustee and Securities Administrator. The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Securities Administrator), notify the Securities Administrator and the Trustee in writing of such Redemption Date and of the principal amount of Securities of such series to be redeemed and shall deliver to the Securities Administrator such documentation and records as shall enable the Securities Administrator to select the Securities to be redeemed pursuant to Section 1103. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Securities Administrator and the Trustee with an Officer’s Certificate evidencing compliance with such restriction.

Section 1103.       Selection by Securities Administrator of Securities to Be Redeemed.

(a)           If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Securities Administrator, from the Outstanding Securities of such series not previously called for redemption, by such method as the Securities Administrator shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Securities of such series; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than the minimum authorized denomination for Securities of such series established pursuant to Section 301.

(b)           The Securities Administrator shall promptly notify the Company, the Trustee and the Security Registrar (if other than the Trustee or the Company) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

(c)           For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 1104.       Notice of Redemption.

(a)           Except as otherwise specified as contemplated by Section 301, notice of redemption shall be given in the manner provided for in Section 107 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.

(b)           All notices of redemption shall state:

(1)           the Redemption Date;

(2)           the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1106, if any;

(3)           if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed;

(4)           in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date,

upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed;

(5)           that on the Redemption Date, the Redemption Price and accrued interest, if any, to the Redemption Date payable as provided in Section 1106 will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

(6)           the Place or Places of Payment where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any;

(7)           that the redemption is for a sinking fund, if such is the case; and

(8)           CUSIP numbers of such Securities to be redeemed.

(c)           Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Securities Administrator in the name and at the expense of the Company (with a copy to the Trustee) upon written notice to the Securities Administrator at least 30 days prior to the date the notice of redemption is to be sent (or such shorter time as agreed to by the Securities Administrator).

Section 1105.       Deposit of Redemption Price. On or before 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit or cause to be deposited with the Securities Administrator or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in the Currency in which the Securities of such series are payable (except, if applicable, as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) sufficient to pay the Redemption Price of, and accrued interest, if any, on, all the Securities which are to be redeemed on that date; provided, however, that to the extent any such money is received by the Securities Administrator or Paying Agent from the Company after 10:00 a.m. New York City time on the Redemption Date, such funds will be distributed to within one Business Day thereof.

Section 1106.       Securities Payable on Redemption Date.

(a)           Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in the Currency in which the Securities of such series are payable (except, if applicable, as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Securities shall, if the same were interest-bearing, cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to, but not including, the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

(b)           If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate set forth in such Security.

Section 1107.       Securities Redeemed in Part. Any Security which is to be redeemed only in part (pursuant to the provisions of this Article Eleven or of Article Twelve) shall be surrendered at a Place of Payment therefor (with, if the Company or the Securities Administrator so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Securities Administrator duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Securities Administrator shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

Section 1108.       Purchase of Securities. The Company shall have the right at any time and from time to time to purchase Securities in the open market or otherwise at any price.

Section 1109.       Tax Redemption.

(a)           Unless otherwise specified pursuant to Section 301, the Company shall have the right to redeem a series of Securities at any time, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof together with accrued and unpaid interest to, but not including, the date fixed for redemption, upon the giving of a notice as described below, if the Company determines that (i) as a result of (A) any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction or (B) any change in the application or interpretation of such laws, regulations or rulings by any legislative body, court, governmental agency or regulatory authority (including a holding by a court of competent jurisdiction) of a Relevant Taxing Jurisdiction, which change or amendment is announced or becomes effective on or after a date specified pursuant to Section 301, if any date is so specified, the Company or a successor, as applicable, have or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any Security of such series; or (ii) on or after a date specified pursuant to Section 301, if any date is so specified, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in a Relevant Taxing Jurisdiction, including any of those actions specified in clause (i), whether or not such action was taken or such decision was rendered with respect to the Company or a successor, as applicable, or any change, amendment, application or interpretation will be officially proposed, which, in any such case, in the Opinion of Counsel to the Company, shall result in the Company, or its successor, as applicable, becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any Security of such series, and, in any such case set forth in clause (i) or (ii), the Company determines that such obligation cannot be avoided by the use of reasonable measures available to the Company (which shall not include the substitution of an obligor in respect of the debt securities); and in any such case, the Company, in its business judgment, determines that the payment of Additional Amounts cannot be avoided by the use of reasonable measures available to the Company.

(b)           Notice of intention to redeem such series of Securities as provided above will be given not more than 60 nor less than 30 days prior to the date fixed for redemption and shall specify the date fixed for redemption.

(c)           In the event that the Company elects to redeem a series of Securities pursuant to this Section 1109, the Company shall deliver to the Securities Administrator and the Trustee an Officer’s Certificate stating that the Company is entitled to redeem such series of Securities pursuant to their terms.

ARTICLE TWELVE

SINKING FUNDS

Section 1201.       Applicability of Article.

(a)           The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 301 for Securities of such series.

(b)           The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any series, the cash amount of any mandatory sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

Section 1202.       Satisfaction of Sinking Fund Payments with Securities. Subject to Section 1203, in lieu of making all or any part of any mandatory sinking fund payment with respect to any Securities of a series in cash, the Company (1) may deliver to the Securities Administrator Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company, (a) pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any mandatory sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series or (b) have been purchased or repaid by the Company through the exercise of an option by the Holder as provided for in the terms of such Securities; provided, however, that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Securities Administrator at the Redemption Price specified in such Securities for redemption through operation of the mandatory sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 1203.       Redemption of Securities for Sinking Fund.

(a)           Not more than 60 days prior to each sinking fund payment date for any series of Securities, the Company shall deliver to the Securities Administrator and the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the Currency in which the Securities of such series are payable (except, if applicable, as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) and the portion thereof, if any, which is to be satisfied by delivering or crediting Securities of that series pursuant to Section 1202 (which Securities will, if not previously delivered, accompany such certificate) and whether the Company intends to exercise its right to make a permitted optional sinking fund payment with respect to such series. Such certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. In the case of the failure of the Company to deliver such certificate, the sinking fund payment due on the next succeeding sinking fund payment date for that series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Securities subject to a mandatory sinking fund payment without the option to deliver or credit Securities as provided in Section 1202 and without the right to make any optional sinking fund payment, if any, with respect to such series.

(b)           Not less than 30 days before each such sinking fund payment date the Securities Administrator shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

(c)           Prior to any sinking fund payment date, the Company shall pay to the Securities Administrator or any other Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) in cash a sum equal to any interest that will accrue to the date fixed for redemption of Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 1203.

(d)           Notwithstanding the foregoing, with respect to a sinking fund for any series of Securities, if at any time the amount of cash to be paid into such sinking fund on the next succeeding sinking fund payment date, together with any unused balance of any preceding sinking fund payment or payments for such series, does not exceed in the aggregate $100,000, the Securities Administrator, unless requested by the Company, shall not give the next succeeding notice of the redemption of Securities of such series through the operation of the sinking fund. Any such unused balance of moneys deposited in such sinking fund shall be added to the sinking fund payment for such series to be made in cash on the next succeeding sinking fund payment date or, at the request of the Company, shall be applied at any time or from time to time to the purchase of Securities of such series, by public or private purchase, in the open market or otherwise, at a purchase price for such Securities (excluding accrued interest and brokerage commissions, for which the Securities Administrator or any other Paying Agent will be reimbursed by the Company) not in excess of the principal amount thereof.

ARTICLE THIRTEEN

REPAYMENT AT OPTION OF HOLDERS

Section 1301.       Applicability of Article. Repayment of Securities of any series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article Thirteen.

Section 1302.       Notice of Repayment Date. Notice of any Repayment Date with respect to Securities of any series shall, unless otherwise specified by the terms of the Securities of such series, be given by the Company not earlier than 45 nor later than 30 days prior to such Repayment Date to the Trustee and the Securities Administrator and to each Holder of Securities of such series in accordance with Section 107.

Such notice shall state:

(a)           the Repayment Date;

(b)           the Repayment Price and accrued interest, if any, to the Repayment Date;

(c)           the place or places where, and the date by which, such Securities are to be surrendered for payment of the Repayment Price;

(d)           a description of the procedure which a Holder must follow to exercise the purchase or repayment option;

(e)           that exercise of the purchase or repayment option to elect repayment is irrevocable; and

(f)            such other information as the Company may consider appropriate for inclusion.

Section 1303.       Deposit of Repayment Price. On or prior to the Repayment Date, the Company shall deposit with the Securities Administrator or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Repayment Price of and (unless the Repayment Date shall be an Interest Payment Date) accrued interest, if any, on all of the Securities of such series which are to be repaid on that date.

Section 1304.       Securities Payable on Repayment Date.

(a)           Holders having duly exercised the option to require purchase or repayment by the Company on any Repayment Date as specified in the form of Security for such series as provided in Section 203, the Securities of such series so to be purchased or repaid shall, on the Repayment Date, become due and payable at the Repayment Price applicable thereto and from and after such date (unless the Company shall default in the payment of the Repayment Price and accrued interest, if any) such Securities shall cease to bear interest. Upon surrender of any such Security for purchase or repayment in accordance with the terms of such Security, provided the option has been duly exercised and the Security duly surrendered as specified in the form of such Security, such Security shall be paid by the Company at the Repayment Price together with accrued interest to the Repayment Date; provided, however, that installments of interest whose Stated Maturity is on or prior to such Repayment Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

(b)           If any Security shall not be paid upon due exercise of the option and surrender thereof for purchase or repayment, the principal (and premium, if any) (together with interest, if any, accrued to the Repayment Date) shall, until paid, bear interest from the Repayment Date at the rate prescribed therefor in such Security.

Section 1305.       Securities Repaid in Part. Any Security which by its terms may be purchased or repaid by the Company in part at the option of the Holder and which is to be purchased or repaid only in part by the Company shall be surrendered at any office or agency of the Company designated for that purpose pursuant to Section 1002 (with, if the Company or the Securities Administrator so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Securities Administrator duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Securities Administrator, upon receipt of a Company Order, shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unpurchased or unrepaid portion of the principal of the Security so surrendered.

ARTICLE FOURTEEN

DEFEASANCE AND COVENANT DEFEASANCE

Section 1401.       Applicability of Article; Company Option to Effect Defeasance or Covenant Defeasance. Except as otherwise specified in Section 301 for Securities of any series, the provisions of this Article Fourteen shall apply to each series of the Securities. The Company may at its option by Board Resolution, at any time, with respect to the Securities of any series, elect to have either Section 1402 (if applicable) or Section 1403 (if applicable) be applied to the Outstanding Securities of such series upon compliance with the conditions set forth below in this Article Fourteen.

Section 1402.       Defeasance and Discharge. Upon the Company’s exercise of the above option applicable to this Section with respect to Securities of any series, the Company (and any applicable Guarantor) shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities of such series on the date the conditions set forth below are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1405 and the other Sections of the Indenture referred to in (A) and (B) below of such series and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Securities Administrator and the Trustee, at the expense of the Company, shall execute such instruments as reasonably requested by the Company acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities of such series to receive solely from the trust fund described in Section 1404 and as more fully set forth in such Section, payments in respect of the principal of and interest, if any, on such Securities when such payments are due, (B) the Company’s obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003, and with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 1009, (C) the rights, powers, trusts, duties, and immunities of the Trustee and the Securities Administrator hereunder and (D) this Article Fourteen. Subject to compliance with this Article Fourteen, the Company may exercise its option under this Section 1402 with respect to Securities of any series notwithstanding the prior exercise of its option under Section 1403 with respect to the Securities of such series.

Section 1403.       Covenant Defeasance. Upon the Company’s exercise of the above option applicable to this Section with respect to Securities of any series, and unless and until the Company has exercised its option applicable to Section 1402 with respect to Securities of the same series, the Company (and any applicable Guarantor) shall be released from its obligations under Sections 704, 803, 1005, 1006 and 1007 with respect to the Outstanding Securities of such series on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”, and such Securities shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder). For this purpose, such covenant defeasance means that with respect to such Outstanding Securities the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any covenants set out in Sections 704, 803, 1005, 1006 and 1007 whether directly or indirectly by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but the remainder of this Indenture and the Securities of such series shall be unaffected thereby. In addition, upon the Company’s exercise of such covenant defeasance, subject to the conditions set forth in Section 1404 below, Clauses (3) and (7) of Section 501 hereof shall not constitute “Events of Default”.

Section 1404.       Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 1402 or Section 1403 to the Outstanding Securities of any series:

(a)           the Company shall irrevocably have deposited or caused to be deposited with the Securities Administrator (or another Securities Administrator who shall agree to comply with the provisions of this Article Fourteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series, (A) money in an amount, or (B) U.S. Government Obligations applicable to such Securities (determined on the basis of the Currency in which such Securities are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest, if any, in respect thereof in accordance with their terms shall provide, not later than one day before the due date of any payment of principal of and premium, if any, and interest, if any, under such Securities, money in an amount, or (C) a combination thereof, sufficient in the case of (A), (B) or (C), in the opinion of a nationally recognized firm of financial advisors or independent chartered accountants (expressed in a written certification thereof delivered to the Company, as evidenced by an Officer’s Certificate delivered to the Trustee and the Securities Administrator), to pay and discharge, and which shall be applied by the Securities Administrator (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest, if any, on the Outstanding Securities of such series on the Stated Maturity (or Redemption Date, if applicable) of such principal or interest, if any, and (ii) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of the Securities of such series. For this purpose, “U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian or the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt;

(b)           no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit;

(c)           such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(d)           in the case of an election under Section 1402, the Company shall have delivered to the Trustee and the Securities Administrator an Opinion of Counsel in the United States stating that (x) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (y) since the date of execution of this Indenture there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities of such series shall not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance and shall be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(e)           in the case of an election under Section 1402, the Company shall have delivered to the Trustee and the Securities Administrator an Opinion of Counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other Canadian tax purposes as a result of such defeasance and will be subject to Canadian federal, provincial or territorial income and other Canadian tax on the same amounts, in the same manner and at the same times as would have been the case had such defeasance not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that Holders of the Outstanding Securities of such series include Holders who are not resident in Canada);

(f)            in the case of an election under Section 1403, the Company shall have delivered to the Trustee and the Securities Administrator an Opinion of Counsel in the United States to the effect that the Holders of the Outstanding Securities of such series shall not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and shall be subject to U.S. Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(g)           in the case of an election under Section 1403, the Company shall have delivered to the Trustee and the Securities Administrator an Opinion of Counsel in

Canada or a ruling from the Canada Revenue Agency to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other Canadian tax purposes as a result of such covenant defeasance and will be subject to Canadian federal, provincial or territorial income and other Canadian tax on the same amounts, in the same manner and at the same times as would have been the case had such covenant defeasance not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that Holders of the Outstanding Securities include Holders who are not resident in Canada);

(h)           such defeasance or covenant defeasance shall be effected in compliance with any additional terms, conditions or limitation which may be imposed on the Company in connection therewith pursuant to Section 301;

(i)            the Company shall have delivered to the Trustee and the Securities Administrator an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1402 or the covenant defeasance under Section 1403 (as the case may be) have been complied with; and

(j)            the Company is not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit and after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

Section 1405.       Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

(a)           Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Securities Administrator pursuant to Section 1404 in respect of the Outstanding Securities of any series shall be held in trust and applied by the Securities Administrator, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Securities Administrator may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

(b)           The Company shall pay and indemnify the Trustee and the Securities Administrator against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1404 or the principal (and premium, if any) and interest, if any received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities of such series.

(c)           Anything in this Article Fourteen to the contrary notwithstanding, the Securities Administrator shall deliver or pay to the Company from time to time upon a Company Request any money or U.S. Government Obligations held by it as provided in Section 1404 which, in the opinion of a nationally recognized firm of financial advisors or independent public accountants (expressed in a written certification thereof delivered to the Company, together with an Officer’s Certificate delivered to the Trustee and the Securities Administrator), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

Section 1406.       Reinstatement. If a Securities Administrator or any Paying Agent is unable to apply any money in accordance with Section 1405 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and such Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 1402 or 1403, as the case may be, until such time as the Securities Administrator or Paying Agent is permitted to apply all such money in accordance with Section 1405; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest, if any, on any such Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Securities Administrator or Paying Agent.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the day and year first above written.

YAMANA GOLD INC.

By:	/s/ Charles Bruce Main
Name: Charles Bruce Main
	Title:	Executive Vice President, Finance and Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Michael G. Oller Jr.
Name: Michael G. Oller Jr.
Title: Assistant Vice President

CITIBANK, N.A., as Securities Administrator

By:	/s/ Wafaa Orfy
Name: Wafaa Orfy
Title: Vice President

EXHIBIT A

FORM OF SECURITY

*[UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

*[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE OF DTC. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.]

YAMANA GOLD INC.

% Notes due 20

No.	$

CUSIP:

YAMANA GOLD INC., a corporation continued under the laws of Canada (the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.]* or registered assigns, the principal sum of $ DOLLARS) on [date and year], at the office or agency of the Company referred to below, and to pay interest thereon on [date and year], and semi-annually thereafter on [date] and [date] in each year, from and including [date and year],** or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of % per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue principal, [premium, if any,] or interest at the rate borne by this Security from and including the date on which such overdue principal, [premium, if any,] or interest becomes payable to but excluding the date payment of such principal, [premium, if any,] or interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the [date] or [date] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest, and (to the extent lawful) interest on such Defaulted Interest at the rate borne by the Securities of this series, may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Securities Administrator by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

[Signature Page Follows]

**          Insert date from which interest is to accrue or, if the Securities are to be sold “flat”, the closing date of the offering.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

YAMANA GOLD INC.

By:
Name:
Title:

Signature Page to Security

SECURITIES ADMINISTRATOR’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

CITIBANK, N.A.,
as Securities Administrator

By:
Authorized Signatory

Signature Page to Security

[Form of Reverse]

This Security is one of a duly authorized issue of securities of the Company designated as its % Notes due 20 (the “Securities”), limited (except as otherwise provided in the Indenture referred to below [and except as provided in the second succeeding paragraph]) in aggregate principal amount to $[ ,000,000], which may be issued under an indenture (the “Indenture”) dated as of June 30, 2014, by and among Yamana Gold Inc., Wilmington Trust, National Association, as trustee (the “Trustee,” which term includes any successor under the Indenture) and Citibank, N.A., as securities administrator (the “Securities Administrator,” which term includes any successor under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Securities Administrator, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is a global Security representing $[                ] aggregate principal amount of the Securities of this series.

Payment of the principal of (and premium, if any,) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or (ii) by wire transfer to an account maintained in the United States by the payee. Notwithstanding the foregoing, payments of principal, premium, if any, and interest on a global Security registered in the name of a Depositary or its nominee will be made by wire transfer of immediately available funds. Principal paid in relation to any Security of this series at Maturity shall be paid to the Holder of such Security only upon presentation and surrender of such Security to such office or agency referred to above.

As provided for in the Indenture, the Company may from time to time without notice to, or the consent of, the Holders of the Securities, create and issue additional Securities of this series under the Indenture, equal in rank to the Outstanding Securities of this series in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the new Securities of this series or except for the first payment of interest following the issue date of the new Securities of this series) so that the new Securities of this series shall be consolidated and form a single series with the Outstanding Securities of this series and have the same terms as to status, redemption or otherwise as the Outstanding Securities of this series.

The Company will pay to the Holder of this Security such Additional Amounts and other amounts as may be payable under Section 1009 of the Indenture. Whenever in this Security there is mentioned, in any context, the payment of principal (or premium, if any), interest or any other amount payable under or with respect to this Security, such mention shall be deemed to include mention of the payment of Additional

Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

[The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days’ written notice, at any time after [date and year], as a whole or in part, at the election of the Company [, at a Redemption Price equal to the percentage of the principal amount set forth below if redeemed during the 12-month period beginning [date], of the years indicated:

Year	Redemption Price
%
%
%
%
%
%

and thereafter] at 100% of the principal amount, together in the case of any such redemption with accrued interest, if any, to the Redemption Date, all as provided in the Indenture.]*

[The Securities of this series are also subject to redemption on [date] in each year commencing in [year] through the operation of a sinking fund, at a Redemption Price equal to 100% of the principal amount, together with accrued interest to the Redemption Date, all as provided in the Indenture. The sinking fund provides for the [mandatory] redemption on [date] in each year beginning with the year [year] of $ aggregate principal amount of Securities of this series. [In addition, the Company may, at its option, elect to redeem up to an additional $ aggregate principal amount of Securities of this series on any such date.] Securities of this series acquired or redeemed by the Company (other than through operation of the sinking fund) may be credited against subsequent [mandatory] sinking fund payments.]**

[The Securities of this series are subject to repayment at the option of the Holders thereof on [Repayment Date(s)] at a Repayment Price equal to % of the principal amount, together with accrued interest to the Repayment Date, all as provided in the Indenture. To be repaid at the option of the Holder, this Security, with the “Option to Elect Repayment” form duly completed by the Holder hereof (or the Holder’s attorney duly authorized in writing), must be received by the Company at its office or agency maintained for that purpose in New York, New York not earlier than 45 days nor later than 30 days prior to the Repayment Date. Exercise of such option by the Holder of this Security shall be irrevocable unless waived by the Company.]***

*                           Include if the Securities are subject to redemption or replace with any other redemption provisions applicable to the Securities.

**                    Include if the Securities are subject to a sinking fund.

***             Include if the Securities are subject to repayment at the option of the Holders.

[The Securities of this series are subject to redemption, in whole but not in part, at the option of the Company at a Redemption Price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the applicable Redemption Date, all on the terms and subject to the conditions set forth in Section 1109 of the Indenture].****

In the case of any redemption [repayment] of Securities of this series, interest installments whose Stated Maturity is on or prior to the Redemption Date [Repayment Date] will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant record dates according to their terms and the provisions of Section 307 of the Indenture. Securities of this series (or portions thereof) for whose redemption [repayment] payment is made or duly provided for in accordance with the Indenture shall cease to bear interest from and after the Redemption Date [Repayment Date].

In the event of redemption [repayment] of this Security in part only, a new Security or Securities of this series for the unredeemed [unpaid] portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, the principal of [and accrued but unpaid interest on] all the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related Defaults and Events of Default applicable to the Securities of this series, upon compliance by the Company, with certain conditions set forth therein, which provisions apply to this Security.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company, the Securities Administrator, and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of all series affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of this series at the time Outstanding, on behalf of the Holders of all the Securities of this series, to waive compliance by the Company with certain provisions of the Indenture and also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of all series with respect to which a Default shall have occurred and shall be continuing, on behalf of the Holders of all Outstanding Securities of such affected series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer

****      Include if Additional Amounts are payable pursuant to Section 1009.

hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange of Securities of this series, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to the time of due presentment of this Security for registration of transfer, the Company, the Securities Administrator, the Trustee and any agent of the Company, the Securities Administrator or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Securities Administrator nor the Trustee nor any agent shall be affected by notice to the contrary.

Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months. [For the purposes of disclosure under the Interest Act (Canada), the yearly rate of interest to which interest calculated under a Security of this series for any period in any calendar year (the “calculation period”) is equivalent is the rate payable under a Security of this series in respect of the calculation period multiplied by a fraction the numerator of which is the actual number of days in such calendar year and the denominator of which is the actual number of days in the calculation period.]

[If at any time, (i) the Depositary for the Securities of this series notifies the Company that it is unwilling or unable or no longer qualified to continue as Depositary for the Securities of this series or if at any time the Depositary for the

Securities of this series shall no longer be a clearing agency registered or in good standing under the Securities Exchange Act of 1934, as amended and a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, [or] (ii) the Company determines that the Securities of this series shall no longer be represented by a global Security or Securities [or (iii) any Event of Default shall have occurred and be continuing with respect to the Securities of this series]*, then in such event the Company will execute and the Securities Administrator will authenticate and deliver Securities of this series in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Security in exchange for this Security. Such Securities of this series in definitive registered form shall be registered in such names and issued in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Securities Administrator. The Securities Administrator shall deliver such Securities of this series to the Persons in whose names such Securities of this series are so registered.]**

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

All references herein to “dollars” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time should be legal tender for the payment of public and private debts, and all terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

*                 Include, if applicable.

**          Include for global security.

ASSIGNMENT FORM*

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(insert assignee’s soc. Sec. or tax id no.

(Print or type assignee’s name, address and zip or postal code)

and irrevocably appoint                                                                                                             agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:	Your Signature:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:

(Signature must be guaranteed by a commercial bank or trust company, by a member or members’ organization of The New York Stock Exchange or by another eligible guarantor institution as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934.)

* Omit if a global security